UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

☒	Filed by the Registrant
☐	Filed by a Party other than the Registrant

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-12

Stillwater Mining Company

(Name of Registrant as Specified In Its Charter)

      Payment of Filing Fee (Check the appropriate box):

☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

As filed with the Commission on March 25, 2004

Stillwater Mining Company

536 East Pike Avenue
P.O. Box 1330
Columbus, Montana 59019

March 25, 2004

Dear Stockholder:

      You are cordially invited to attend the annual meeting of stockholders of Stillwater Mining Company to be held on April 29, 2004, at 2:00 p.m. (Mountain Daylight Time) at the Holiday Inn Grand Montana, Stillwater Room in the Grand Ballroom area, 5500 Midland Road, Billings, Montana 59101. At this meeting, we will ask you to consider and vote upon the election of the Company’s directors, the adoption and approval of the 2004 Equity Incentive Plan and the ratification of the Company’s independent auditors, KPMG LLP.

      Norimet Limited, a wholly-owned subsidiary of MMC Norilsk Nickel, owns approximately 55.4% of the outstanding shares and thus has the requisite number of votes to approve all proposals presented at the meeting. Norimet has advised the Company that it intends to vote for all of these proposals, and it is thus expected that these proposals will be approved at the meeting. Nevertheless, your vote is important and appreciated. Whether or not you plan to attend the annual meeting, we recommend that you complete, sign, date and return the enclosed proxy card to ensure that your shares are represented at the annual meeting. The enclosed proxy statement provides you with detailed information about the proposals submitted for your consideration. We urge you to read it carefully.

      On behalf of your Board of Directors, I thank you for your support and appreciate your consideration.

Very truly yours,

Francis R. McAllister
Chairman and Chief Executive Officer

Stillwater Mining Company

536 East Pike Avenue
P.O. Box 1330
Columbus, Montana 59019

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 29, 2004

To Our Stockholders:

      On April 29, 2004, Stillwater Mining Company (the “Company”) will hold its Annual Meeting of Stockholders at 2:00 p.m. (Mountain Daylight Time) at the Holiday Inn Grand Montana, Stillwater Room in the Grand Ballroom area, 5500 Midland Road, Billings, Montana 59101.

      Only stockholders who owned stock at the close of business on March 22, 2004 may vote at this meeting or any adjournments that may take place. A list of stockholders eligible to vote at the meeting will be available for inspection at the meeting and for a period of ten days prior to the meeting, during regular business hours at the Company’s principal executive offices, located at 536 East Pike Avenue, P.O. Box 1330, Columbus, Montana 59019. The meeting is being held:

1. To elect nine directors to the Company’s Board of Directors.

2. To adopt and approve the Company’s 2004 Equity Incentive Plan.

3. To ratify the appointment of KPMG LLP as the Company’s independent accountants for 2004.

4. To attend to other business properly presented at the meeting or any postponements or adjournments thereof.

      YOUR BOARD RECOMMENDS THAT YOU VOTE IN FAVOR OF THE THREE PROPOSALS PRESENTED IN THIS PROXY STATEMENT.

      This Notice of Annual Meeting and the accompanying proxy statement and proxy card are first being sent to stockholders of the Company on or about April 1, 2004.

By Order of the Board of Directors,

John R. Stark
Corporate Secretary

Columbus, Montana

March 25, 2004

i

Stillwater Mining Company

536 East Pike Avenue
P.O. Box 1330
Columbus, Montana 59019

PROXY STATEMENT ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 29, 2004

       This Proxy Statement is being furnished to the stockholders of Stillwater Mining Company (the “Company”) in connection with the solicitation by the Company’s Board of Directors (the “Board”) of proxies to be voted at the Annual Meeting of Stockholders of the Company and any postponements or adjournments thereof. The meeting will be held on April 29, 2004, at 2:00 p.m. (Mountain Daylight Time) at the Holiday Inn Grand Montana, Stillwater Room in the Grand Ballroom area, 5500 Midland Road, Billings, Montana 59101. The Company’s principal executive offices are located at 536 East Pike Avenue, P.O. Box 1330, Columbus, Montana 59019.

      These proxy solicitation materials were first mailed on or about April 1, 2004 to all stockholders entitled to vote at the meeting. The meeting is being held:

1. To elect nine directors to the Company’s Board.

2. To adopt and approve the Company’s 2004 Equity Incentive Plan (the “2004 Plan”).

3. To ratify the appointment of KPMG LLP as the Company’s independent accountants for 2004.

4. To attend to other business properly presented at the meeting or any postponements or adjournments thereof.

GENERAL INFORMATION

Solicitation

      The enclosed proxy is being solicited by the Board on behalf of the Company. The cost of this solicitation will be borne by the Company. In addition to solicitation by mail, the officers, directors and employees of the Company may solicit proxies by telephone, telegraph, electronic means or in person. The Company may also request banks and brokers to solicit their customers who have a beneficial interest in the common stock of the Company (the “Common Stock”) registered in the names of nominees. The Company will reimburse such banks and brokers for their reasonable out-of-pocket expenses.

Voting Rights

      Holders of shares of Common Stock at the close of business on March 22, 2004 (the “Record Date”) are entitled to notice of and to vote at the meeting. On the Record Date, 89,939,384 shares of Common Stock were issued, outstanding and entitled to vote. The holders of at least 50% of the shares of Common Stock issued, outstanding and entitled to vote at the meeting, present in person or by proxy, constitutes a quorum. Since Norimet Limited (“Norimet”), a wholly-owned subsidiary of MMC Norilsk Nickel (“Norilsk

Nickel”), owned approximately 55.4% of the Common Stock as of the Record Date, Norimet’s presence is required for a quorum. Norimet has advised the Company that it intends to be present at the meeting and to vote its shares in favor of all three proposals presented.

      Each share of Common Stock outstanding on the Record Date is entitled to one vote.

Voting

      The vote of the holders of (i) a plurality of the shares present in person or represented by proxy is required to approve Proposal 1, regarding the election of directors, (ii) a majority of shares present in person or represented by proxy is required to approve Proposal 2, regarding the adoption and approval of the 2004 Plan, and (iii) a majority of the shares present in person or represented by proxy is required to approve Proposal 3, regarding the ratification of the selection of KPMG as the Company’s independent accountants. If a stockholder abstains from voting on any matter, the Company intends to count such stockholder as present for purposes of determining whether a quorum is present at the meeting for the transaction of business. Unless contrary instructions are indicated on a proxy, the shares of Common Stock represented by such proxy will be voted FOR the election as directors of the nominees named in this proxy statement, FOR the adoption and approval of the 2004 Plan and FOR ratification of the selection of KPMG as the Company’s independent accountants. Additionally, the Company intends to count broker “nonvotes” as present for purposes of determining the presence or absence of a quorum for the transaction of business. A nonvote occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Abstentions and nonvotes will not be counted as votes cast for or against items submitted for a vote of stockholders.

      As of the Record Date, Norimet owned 49,813,222 shares of Common Stock, or approximately 55.4% of the Company’s outstanding shares. Norimet has advised the Company that it intends to vote for Proposals 1 through 3. Norimet has the requisite number of votes to approve all of these proposals. Thus, it is expected that Proposals 1 through 3 will be approved at the meeting.

      Neither management nor the Board knows of any other matters to be brought before the meeting. If other matters are presented properly to the stockholders for action at the meeting and or postponements or adjournments thereof, then the proxy holders named in the proxy intend to vote in their discretion on all matters on which the shares of Common Stock represented by such proxy are entitled to vote.

Revocability of Proxies

      Any proxy may be revoked at any time before it is voted by (i) written notice to the Company’s corporate secretary, (ii) receipt of a proxy properly signed and dated subsequent to an earlier proxy or (iii) by request in person at the meeting. If not revoked, the shares of Common Stock represented by a proxy will be voted according to the proxy.

Norilsk Nickel Transaction

      On June 23, 2003, the Company, Norilsk Nickel and Norimet completed a stock purchase transaction, whereby the Company issued 45,463,222 new shares of Common Stock to Norimet, a wholly-owned subsidiary of Norilsk Nickel. In consideration for the shares, Norimet paid the Company $100,000,540 in cash and approximately 877,000 ounces of palladium metal. The total consideration was valued at approximately $248 million as of June 23, 2003. On July 22, 2003, Norimet commenced a tender offer to acquire 4,350,000 shares of Common Stock. The tender offer was completed on September 3, 2003. Following completion of the tender offer, Norimet owns 49,813,222 shares or 55.4% of the outstanding Common Stock. As a result of this transaction, the Company became a “controlled company,” as defined in Section 303A.00 of the New York Stock Exchange (the “NYSE”) listing rules. Despite our status as a controlled company, we do not rely on any controlled company reporting exemptions available under the NYSE listing standards.

PROPOSAL 1:

ELECTION OF DIRECTORS

      The Stockholders Agreement among the Company, Norilsk Nickel and Norimet, dated as of June 23, 2003, as amended (the “Stockholders Agreement”), establishes certain governance principles for the Company, including provisions regarding the composition of the board of directors (the “Board”). The Stockholders Agreement provides that the Board shall have nine directors, comprised of: (i) the Company’s Chief Executive Officer; (ii) certain Norimet Directors and (iii) certain Public Directors. The Stockholders Agreement further sets forth certain independence requirements for the Board members, see “Board of Directors and Committees — Director Independence,” below.

      Under the Stockholders Agreement, Norimet is entitled to elect a number of directors to the Board based on its proportionate ownership of the Company’s voting shares. For so long as Norimet beneficially owns more than fifty percent (50%) of the outstanding Common Stock, Norimet is entitled to nominate for election to the Board the smallest number of directors that is a majority of the Board. Since the Board is comprised of nine directors and Norimet owns approximately 55.4% of the outstanding Common Stock, Norimet is entitled to nominate five directors to the Board for election at this year’s annual meeting of stockholders. At the closing of the stock purchase transaction, Norimet nominated Craig L. Fuller, Steven S. Lucas, The Honorable Donald W. Riegle, Jr., Todd D. Schafer, and Jack E. Thompson and such individuals were elected to the Board (the “Norimet Directors”). Such directors were re-elected at the 2003 annual meeting of stockholders held on October 23, 2003. Such directors have again agreed to stand for re-election as Norimet Directors at this year’s annual meeting and were approved by the nominating committee of the Board.

      The Stockholders Agreement provides that the remaining directors (other than the Chief Executive Officer and the Norimet Directors) shall be the Public Directors. The current Public Directors, Sheryl K. Pressler, Joseph P. Mazurek and Patrick M. James, have agreed to stand for re-election as Public Directors at this year’s annual meeting and were approved by the nominating committee of the Board.

      The Stockholders Agreement also provides that the Chief Executive Officer will be the Chairman of the Board.

      In accordance with the Stockholders Agreement, the nine persons set forth below have been nominated to serve as directors of the Company until the next annual meeting of stockholders or until their respective successors are elected and each person has consented to being named as a nominee. All nine nominees are currently directors of the Company.

      The affirmative vote of a plurality of shares present is required for approval of Proposal 1.

      THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF PROPOSAL 1.

      It is anticipated that proxies will be voted for the nominees listed below, and the Board has no reason to believe any nominee will not continue to be a candidate or will not be able to serve as a director if elected. In the event that any nominee named below is unable to serve as a director, the proxy holders named in the proxies have advised that they will vote for the election of such substitute or additional nominees as the Board may propose in accordance with the Stockholders Agreement.

      The name and age of each nominee, his or her principal occupation for at least the past five years and certain additional information is set forth below. Such information is as of the date hereof and is based upon information furnished to the Company by each nominee.

Nominees For Election

Chief Executive Officer

      Francis R. McAllister (age 61). Francis R. McAllister became a director of the Company on January 9, 2001 and the Chairman of the Board and Chief Executive Officer of the Company on February 12, 2001. Prior to his appointment to the Board, Mr. McAllister was with ASARCO Incorporated from 1966 to 1999, serving as Chairman and Chief Executive Officer in 1999, Chief Operating Officer from 1998 to 1999, Executive Vice President — Copper Operations from 1993 to 1998, Chief Financial Officer from 1982 to 1993 and in various professional and management positions from 1966 to 1982. He currently serves on the board of directors of Cleveland Cliffs, Incorporated, an iron ore mining company.

Norimet Nominees

      Each of the directors set forth below was nominated to the Board by Norimet and has been a director of the Company since June 23, 2003, the date of the closing of the stock purchase transaction with Norimet and Norilsk Nickel.

      Craig L. Fuller (age 53). Craig L. Fuller has been the President and Chief Executive Officer of the National Association of Chain Drug Stores, a national and international trade association representing the chain pharmacy industry, since 1999. Mr. Fuller was the Chairman of the Global Board Services Practice and Managing Director of Korn/ Ferry International, an executive recruiting firm, from 1996 to 1999. From 1981 to 1985, he served as assistant for Cabinet Affairs to President Ronald Reagan and from 1985 to 1989 he served as the Chief of Staff to Vice President George Bush. Mr. Fuller is a director of Capital Automotive REIT, the United States Chamber of Commerce, the National Association of Chain Drug Stores, the National Retail Federation, and Instant Dx. Mr. Fuller also serves as Co-Chairman of the Board of Directors of Sure Scripts, Co-Chairman of the Board of Directors of the Institute for the Advancement of Community Pharmacy and Chairman of the National Association of Chain Drug Stores Foundation.

      Steven S. Lucas (age 39). Steven S. Lucas is an attorney at Nielsen, Merksamer, Parrinello, Mueller & Naylor, a law firm based in California. He joined Nielsen, Merksamer, Parrinello, Mueller & Naylor in 1995 and has been a partner since 1999. Mr. Lucas was an attorney at Sullivan & Cromwell from 1991 to 1995. He received his law degree from Harvard University Law School in 1990.

      The Honorable Donald W. Riegle, Jr. (age 66). The Honorable Donald W. Riegle, Jr. has been the Chairman of Government Affairs at APCO Worldwide Inc., a global public affairs and communications company, since May 2001. Mr. Riegle was the Deputy Chairman of Shandwick International, a public relations and communications management firm, from 1995 to 2001. He served as a United States Senator from Michigan from 1976 to 1994 and in the House of Representatives from 1967 to 1976. Mr. Riegle is a director of Anthem Inc.

      Todd D. Schafer (age 42). Todd D. Schafer is an attorney at Hogan & Hartson L.L.P., a law firm based in Washington, D.C. Mr. Schafer joined Hogan & Hartson L.L.P. in 1995 and has been a partner since 1998. He was also an attorney at Covington & Burling from 1989-1995. Mr. Schafer received his law degree from Harvard University Law School in 1989 and a masters degree in philosophy from Oxford University in 1986.

      Jack E. Thompson (age 54). During his 21 years with Homestake Mining Company, Jack E. Thompson held various positions with the firm, including President from 1994 to 1999, Chief Executive Officer from 1996 to 2001 and Chairman of the Board from 1998 to 2001. Subsequent to the December 2001 merger of Homestake with Barrick Gold Corporation he has held the position of Vice Chairman of Barrick Gold Corporation. Also, since December 2001, Mr. Thompson has been an independent mining consultant. Mr. Thompson is a director of Barrick Gold Corporation and a director of Phelps Dodge Corporation, a copper mining company.

Public Directors

      Each of the directors set forth below was nominated to be elected as a Public Director. In accordance with the Stock Purchase Agreement, each Public Director (i) may not be an officer, employee or director of Norilsk Nickel or any of its affiliates, (ii) must meet the requirements set forth in Sections 303.01(B)(2)(a) and (B)(3) of the listing requirements of the NYSE, as may be amended from time to time, and (iii) must meet such other requirements regarding the independence of directors as may be applicable to the Company. This includes the independence requirements of Section 303A.02 of the NYSE listing standards.

      Patrick M. James (age 58). Patrick M. James was appointed a director of the Company on January 9, 2001 and has served as the Company’s lead independent director since July 24, 2002. Since February 2001, Mr. James has been an independent natural resource management consultant. Mr. James was the President and Chief Executive Officer of Rio Algom Limited from June 1997 to February 2001. Prior to joining Rio Algom Limited, Mr. James spent 18 years with Santa Fe Pacific Gold Corporation, becoming President and Chief Operating Officer in 1994 and Chairman, President and Chief Executive Officer in 1995. Mr. James is currently a director of Dynatec Corporation, a Canadian mining company.

      Joseph P. Mazurek (age 55). Joseph P. Mazurek has been a director of the Company since May 24, 2001. Since 2001, Mr. Mazurek has been a partner in the law firm of Crowley, Haughey, Hanson, Toole & Dietrich, PLLP located in its Helena, Montana office. He was the Attorney General for the State of Montana from January 1993 until December 2000, and served in the Montana Senate from 1981 through 1992. From 1975 through 1992, he was an attorney with the Helena, Montana law firm of Gough, Shanahan, Johnson and Waterman. Mr. Mazurek received his B.A. in Business Administration (Finance) in 1970 and his J.D. in 1975 from the University of Montana.

      Sheryl K. Pressler (age 53). Sheryl K. Pressler has been a director of the Company since May 9, 2002. Ms. Pressler has been a self-employed investment and strategy consultant in Atlanta, Georgia since 2001. From 2000 to 2001, she was Chief Executive Officer for Lend Lease Real Estate Investments  — United States, a subsidiary of Lend Lease Corporation, an Australian real estate services company. From 1994 to 2000, she was the Chief Investment Officer for the California Public Employees’ Retirement System (CalPERS), the nation’s largest public pension fund. From 1981 to 1994, she was responsible for the management of the Retirement Funds for the McDonnell Douglas Corporation. Ms. Pressler has been a director of Nuevo Energy Company since 2002. Ms. Pressler received her B.A. in philosophy from Webster University and her M.B.A. from Washington University.

PROPOSAL 2:

ADOPTION AND APPROVAL OF THE COMPANY’S 2004 EQUITY INCENTIVE PLAN

General

      The 2004 Plan was adopted and approved by the Board on March 10, 2004, subject to approval by our stockholders. The 2004 Plan is intended to promote the interests of the Company and our stockholders by (i) attracting and retaining personnel, including executive and other key employees, consultants, and directors, (ii) motivating such employees by means of performance-related incentives to achieve longer-range performance goals, and (iii) enabling such employees, consultants and directors to participate in our long-term growth and financial success. Approximately 1,548 persons will be eligible to participate in the 2004 Plan. A copy of the 2004 Plan is attached hereto as Exhibit A.

      THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ADOPTION AND APPROVAL OF PROPOSAL 2.

Description of the Principal Features of the 2004 Plan

      The following is a description of the material features of the 2004 Plan.

Term of the 2004 Plan

      The 2004 Plan will be effective as of the date that it is adopted and approved by stockholders and no awards may be granted under the 2004 Plan after the tenth anniversary of such date.

Plan Administration

      The 2004 Plan will be administered by the Board or a committee of the Board and composed of not less than the minimum number of nonemployee directors required by Rule 16b-3 (the “Committee”). Subject to the terms of the 2004 Plan and applicable law, the Board or the Committee determines the persons to whom awards are granted, the types of awards granted, the number of shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, awards granted, and the terms and conditions of any award under the 2004 Plan and interprets and administers the 2004 Plan.

Securities Subject to the 2004 Plan

      5,250,000 shares of Common Stock will be reserved for issuance over the term of the 2004 Plan, subject to adjustment for changes in capitalization and certain transactions as described below.

Awards Available Under the 2004 Plan; Eligibility

      Under the 2004 Plan, the Board or the Committee may grant awards to employees, non-employee directors or consultants. As of March 22, 2004, the Company had approximately 1,537 employees, 8 non-employee directors and 3 consultants. Awards granted under the 2004 Plan may consist of options, stock appreciation rights (rights to receive an amount equal to the excess of the fair market value of shares on the date of exercise of the SAR over the grant price), restricted stock (stock subject to forfeiture based on certain conditions) or other stock-based awards. Stock options granted under the 2004 Plan may be incentive stock options intended to meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”), or options that are not intended to be incentive stock options (which we refer to as “nonqualified stock options”). Incentive stock options may only be granted to persons who are employees of the Company. Nonqualified stock options may be granted to employees, nonemployee directors or consultants of the Company. Restricted stock awards will provide for the payment of dividends unless otherwise determined by the Board or the Committee. Such dividends may be paid directly to the holder of the stock or may be reinvested in additional shares of restricted stock and may be subject to risk of forfeiture and/or transfer restrictions for such period of time as is established by the Board or the Committee.

Terms of Awards

      The following is a description of the permissible terms of awards under the 2004 Plan. Individual awards may be more restrictive as to any or all of the permissible terms described below.

      Exercise, Grant or Purchase Price. The Board or the Committee establishes the exercise price of the options, the grant price of stock appreciation rights or the exercise or purchase price of other stock based awards at the time such award is granted. Except in the case of awards the exercise of which would result in the cancellation of another award, the exercise, grant or purchase price must not be less than the fair market value of the shares on the date of grant. If an employee owns or is deemed to own more than 10% of the combined voting power of all classes of stock of the Company, any incentive stock options granted to such employee must have an exercise price of at least 110% of the fair market value of the shares on the date of grant. On March 22, 2004, the closing price of a share of Common Stock on the NYSE was $14.36 per share. Upon stockholder approval of this Proposal, in no event could the exercise price under any stock option be reduced (other than to reflect stock splits and other changes in capitalization) after it is granted, either directly or by cancellation of an outstanding award in return for a newly granted option or other award that has the effect of lowering the exercise price.

      Consideration for Awards; Payment. Awards may be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law. Payment for shares or other securities to be delivered pursuant to the 2004 Plan may be made by such method or methods and in such form or forms as the Board or the Committee determines, including cash, shares, other securities, other awards or other property, or any combination thereof.

      Vesting; Term; Cancellation. The Board or the Committee will determine any vesting period for options, stock appreciation rights or other stock based awards, except that for stock appreciation rights, the vesting period may not be less than six months after the date of grant unless the Board or Committee otherwise decides. The Board or the Committee will also determine the terms of the awards, except that the term of any incentive stock option may not be more than ten years from the date of grant. The Board or the

Committee may cause any award to be canceled in consideration of a cash payment or alternative award (equal to the fair market value of the award to be canceled) made to the holder of such canceled award, provided that under the proposed amendments, the exercise price under any stock option may not be reduced (other than to reflect stock splits and other changes in capitalization) after it is granted, either directly or by cancellation of an outstanding award in return for a newly granted option or other award that has the effect of lowering the exercise price.

      Restrictions on Transferability. Awards other than incentive stock options are transferable to the extent provided in any award agreement. Incentive stock options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution, except that a beneficiary of the incentive stock option upon the grantee’s death may be designated. In addition, the incentive stock options may be exercised during the lifetime of the grantee only by the grantee.

      Withholding. The Board or the Committee may provide holders of nonqualified stock options or restricted stock with the right to use shares of Common Stock in satisfaction of all or part of the taxes incurred by such holders in connection with the exercise of stock options or the lapsing of restrictions on restricted stock. Such right may be provided to any such holder by (i) the election to have the Company withhold, from the shares of Common Stock otherwise issuable upon the exercise of such nonqualified stock options, a number of shares with an aggregate fair market value equal to the amount of taxes due as designated by such holder; or (ii) the election to deliver to the Company, at the time the nonqualified stock option is exercised or the restrictions lapse on shares of restricted stock, shares of Common Stock previously acquired by such holder with an aggregate fair market value equal to the amount of taxes due as designated by such holder.

      Annual Limit on Awards to an Individual. Upon stockholder approval of this Proposal, the number of shares of Common Stock subject to awards granted to any one individual under the 2004 Plan in a single calendar year may not exceed 250,000, subject to adjustment for certain changes in capitalization and corporate transactions, as described below.

Adjustment Provisions

      If the Board or the Committee determines that any dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares or other securities of the Company, issuance of warrants or other rights to purchase shares or other securities of the Company or other similar corporate transaction or event affects the shares such that an adjustment is determined by the Board or Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2004 Plan, then the Board or Committee will, in such manner as it deems equitable, adjust any or all of the number of shares or the kind of equity securities of the Company (or number and kind of other securities or property) with respect to which awards may be granted, in the aggregate and to a single individual, or which are subject to outstanding awards and the grant or exercise price with respect to any award or provide for a cash payment to holders of outstanding awards, subject to the terms of the 2004 Plan. In addition, if the Company or any affiliate of the Company assumes outstanding employee awards or the right or obligation to make future employee awards in connection with the acquisition of another business or another corporation or business entity, the Board or the Committee may make such adjustments, not inconsistent with the terms of the 2004 Plan, in the terms of awards as it deems appropriate in order to achieve reasonable comparability or an equitable relationship between the assumed awards and the awards as so adjusted. Furthermore, the Board or the Committee may make adjustments in the terms and conditions of, and the criteria included in, awards in recognition of unusual or nonrecurring events affecting the Company, any affiliate of the Company or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Board or Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2004 Plan.

Plan Amendments

      Except to the extent prohibited by applicable law and unless otherwise expressly provided in an award agreement or in the 2004 Plan, the Board may amend, alter, suspend, discontinue or terminate the 2004 Plan at any time without the consent of any stockholder, participant, other holder or beneficiary of an award or other person unless stockholder approval is necessary to comply with, or to obtain exemptive relief under, any tax or regulatory requirement that the Board deems desirable to comply with, or obtain exemptive relief under, including for these purposes any approval requirement which is a prerequisite for exemptive relief from Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board or the Committee may amend the 2004 Plan in such a manner as may be necessary so as to have it conform to local rules and regulations in any jurisdiction outside the United States.

Award Amendments

      The Board or the Committee may waive any conditions or rights under, amend any terms of, or accelerate or alter any award previously granted, prospectively or retroactively, without the consent of any relevant participant or holder or beneficiary of an award, provided that such action does not materially impair the rights of any participant or holder or beneficiary of an award without such person’s consent or result in a decrease in the fair market value of an award without such participant’s, holder’s or beneficiary’s consent.

New Plan Benefits

      There have been no awards granted under the 2004 Plan to date. Additionally, inasmuch as awards under the 2004 Plan will be granted at the sole discretion of the Committee, we cannot determine at this time either the persons who will receive awards under the 2004 Plan or the amount of any such awards.

Federal Income Tax Consequences of the 2004 Plan

      The following is a general summary of the federal income tax consequences that may apply to recipients of options, stock appreciation rights, restricted stock or other stock awards under the 2004 Plan.

      Incentive Stock Options. A participant who is granted an incentive stock option recognizes no taxable income when the incentive stock option is granted. Generally, no taxable income is recognized upon exercise of an incentive stock option unless the alternative minimum tax applies as described below. However, a participant who exercises an incentive stock option recognizes taxable gain or loss when the participant sells his or her shares. Any gain or loss recognized on the sale of shares acquired upon exercise of an incentive stock option is taxed as long term capital gain or loss if the shares have been held for more than one year after the option was exercised and for more than two years after the option was granted. If a participant is entitled to long term capital gain treatment upon a sale of the stock, the Company will not be entitled to any compensation expense deduction with respect to the incentive stock option shares.

      If the participant disposes of the shares before the required holding periods have elapsed (a “disqualifying disposition”), the participant is taxed as though he or she had exercised an nonqualified stock option, except that the compensation income on exercise of the option is recognized in the year of the disqualifying disposition and generally may not exceed the excess of the amount realized in the sale of the stock over the option price.

      Effect of Alternative Minimum Tax. The difference between the option price and the fair market value of the shares on the date of exercise of an incentive stock option will be included as alternative minimum taxable income for alternative minimum tax (“AMT”) purposes and may give rise to an AMT liability for certain taxpayers. AMT is payable if and to the extent that it exceeds the taxpayer’s regular tax liability. Subject to certain limitations, any AMT paid may be credited against a taxpayer’s regular tax liability in subsequent tax years. In addition, special rules may apply with respect to (i) certain subsequent sales of the shares in a disqualifying disposition and (ii) certain basis adjustments in computing the alternative minimum taxable income on a subsequent sale of the shares.

      Non-Statutory Stock Options. A participant generally recognizes no taxable income as the result of the grant of an nonqualified stock option. Upon exercise of an nonqualified stock option, the participant normally recognizes ordinary income in the amount of the difference between the option price and the fair market value of the stock on that date. If the participant is an employee of the Company, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonqualified stock option, any gain or loss, based on the difference between the sale price and the fair market value on the date of recognition of income, will be taxed as a capital gain or loss. A capital gain or loss will be long term if the optionee has held the shares more than twelve months from the date of recognition of income. The Company should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of the nonqualified stock option.

      Stock Appreciation Rights. A participant recognizes ordinary income upon the exercise of an SAR. The Company generally receives a deduction for amounts it pays in connection with stock appreciation rights.

      Restricted Stock. In general, a participant will not recognize taxable income upon the receipt of restricted stock, because such stock will be subject to restrictions that constitute a “substantial risk of forfeiture” within the meaning of Section 83 of the Code. Rather, the participant will recognize ordinary income at such time as the restrictions no longer apply, in an amount equal to the fair market value of the stock at that time over the amount, if any, paid for the stock. However, a participant may elect to be taxed currently upon receipt of the stock (without regard to such restrictions) by making an election under Section 83(b) of the Code within 30 days of receipt. In this event, the participant will recognize ordinary income at the time of the receipt of the stock in an amount equal to the excess, if any, of the fair market value of the stock at that time over the amount, if any, paid for the stock. However, if the shares are later forfeited, the participant will not be entitled to any loss (except for any amount actually paid for the stock). Any future appreciation in the stock will be treated as capital gain upon the sale or exchange of the stock. The amount of compensation income to the participant generally is deductible by the Company. Any dividends paid to the participant on restricted stock before the stock is taken into income are ordinary compensation income to the participant and generally are deductible by the Company.

      Certain Limits on Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code limits federal income tax deductions for compensation paid to each of the chief executive officer and the four other most highly compensated officers of a public company to $1 million per year, but contains an exception for performance-based compensation that satisfies certain conditions. The Company believes that future stock options and stock appreciation rights granted under the 2004 Plan with an exercise or strike price equal to at least the fair market value of the underlying Common Stock on the date of grant will qualify for the performance-based compensation exception to the deduction limit, assuming that the 2004 Plan is adopted and approved by stockholders. In that case, any compensation deemed paid by it in connection with the disqualifying disposition of incentive stock option shares or the exercise of non-statutory options or stock appreciation rights with a strike price equal to at least the fair market value of the underlying Common Stock on the date of grant will remain deductible by the Company without limitation under Code Section 162(m). Other awards under the 2004 Plan, together with other compensation payable to one of the affected officers will generally remain subject to the limit of Section 162(m).

Equity Compensation Plan Information

			Number of securities
			remaining available for
	Number of securities		future issuances under
	to be issued upon	Weighted-average	equity compensation
	exercise of	exercise price of	plans (excluding
	outstanding options,	outstanding options,	securities reflected in
Plan category	warrants and rights	warrants and rights	column (a))

	(a)	(b)	(c)
Equity compensation plans approved by security holders:	1,893,470	$22.43	1,313,295
Equity compensation plans not approved by security holders:	0	0	0
Total	1,893,470	$22.43	1,313,295

BOARD OF DIRECTORS AND COMMITTEES

Director Independence

      The Stockholders Agreement provides that at all times a majority of the directors on the Board must meet certain independence requirements. No director may be an officer, employee or director of any affiliate of Norilsk Nickel or Norimet. A majority of directors on the Board must: (i) meet the requirements set forth in Sections 303.01(B)(2)(a) and (B)(3) of the listing requirements of the NYSE, as may be amended from time to time, (ii) meet such other requirements regarding the independence of directors as may be applicable to the Company pursuant to applicable law or the rules of the NYSE, and (iii) become directors subject to an affirmative determination by the Company’s Independent Directors (as defined below) that they have no prior material relationship with the Company (other than as a director) or any affiliate of Norimet or Norilsk Nickel (including either directly or as a partner, shareholder or officer of an organization that has a material relationship with the Company or any affiliate of Norimet or Norilsk Nickel).

      In addition, the Board has adopted guidelines for determining director independence which meet or exceed the new listing standards adopted during the year by the NYSE with respect to director independence. These guidelines can be found on the Company’s corporate website at www.stillwatermining.com, under the heading “Corporate Governance/ Independence Criteria for Directors.” A copy may also be obtained upon request from the Company’s Corporate Secretary at Stillwater Mining Company, 536 East Pike Avenue, P.O. Box 1330, Columbus, Montana, 59019.

      These guidelines provide objective as well as subjective criteria that the Board will utilize in determining whether each director meets the independence standards of the SEC and the NYSE applicable to the Company. Such criteria includes, but is not limited to, the following standards:

•	A director who is an employee, or whose immediate family member is an executive officer, of the Company is not independent until three years after the end of such employment relationship.

•	A director who receives, or whose immediate family member receives, more than $100,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not independent until three years after he or she ceases to receive more than $100,000 per year in such compensation.

•	A director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the Company is not independent until three years after the end of such service or the employment relationship.

•	A director who is employed, or whose immediate family is employed, as an executive officer of another company where any of the Company’s present executives serve on that company’s compensation committee is not independent until three years after the end of such service or the employment relationship.

•	A director who is an executive officer, general partner or an employee, or whose immediate family member is an executive officer or general partner, of a company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues, is not independent until three years after falling below such threshold.

      Pursuant to these guidelines, the Board undertook its first annual review of director transactions and relationships between each director or any member of his or her immediate family and the Company and its subsidiaries and affiliates. The Board also examined transactions and relationships between directors or their affiliates and members of the Company’s senior management or their affiliates. As provided in these guidelines, the purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent.

      As a result of this review, the Board affirmatively determined that all of the directors nominated for election at the annual meeting are independent of the Company, Norimet and the Company’s management under the standards set forth in the Corporate Governance Principles, with the exception of Francis R. McAllister, The Honorable Donald W. Riegle, Jr. and Todd D. Schafer. Mr. McAllister is considered an inside director because he is the Chairman and Chief Executive Officer of the Company. Mr. Schafer is a partner in a large law firm that regularly provides legal services to Norilsk Nickel and certain of Norilsk Nickel’s affiliates and shareholders. Accordingly, Mr. Schafer believes that it is appropriate that he is not determined to be an independent director. Mr. Riegle is the Chairman of Government Relations at APCO Worldwide, Inc. (“APCO”), a public affairs communications company which provided services to Norilsk Nickel and the Company during 2003. The fees that APCO received from Norilsk Nickel in 2003 exceeded the NYSE limitations. As a result, Mr. Riegle is not considered an independent director.

      The Board met 12 times during 2003. Each director attended 92% or more of the total number of meetings of the Board and committees on which he or she served that were held during 2003 (or such portion thereof for which he was a director or committee member, as the case may be). It is the Company’s policy that directors are invited and encouraged to attend the annual meeting of stockholders. Eight of the nine directors attended last year’s annual meeting of stockholders.

Committees

      Audit Committee. The Company has established an Audit Committee as defined in section 3(a)(58)(A) of the Exchange Act. The Audit Committee held six meetings during 2003. From January 2003 to June 23, 2003, the Audit Committee was comprised of Sheryl K. Pressler (Chairwoman), Richard E. Gilbert and Patrick M. James. Since the closing of the stock purchase transaction with Norimet and Norilsk Nickel on June 23, 2003, the Audit Committee consists of Sheryl K. Pressler (Chairwoman), Craig L. Fuller and Patrick M. James. The Board has determined that the members of the Audit Committee are “independent,” as defined in Sections 303.01(B)(2)(a) and (3) and 303A.02 of the NYSE’s listing standards as well as Rule 10A-3(b) of the General Rules and Regulation under the Exchange Act.

      The Audit Committee reviews the accounting principles and procedures of the Company and its annual financial reports and statements, recommends to the Board the engagement of the Company’s independent auditors, reviews with the independent auditors the plans and results of the auditing engagement and considers the independence of the Company’s auditors. The Audit Committee is also responsible for reviewing the Company’s finance matters.

      The Board has adopted a written charter that governs the Audit Committee, a copy of which is attached hereto as Exhibit B. The charter is also available on the Company’s corporate website at www.stillwatermining.com, under the heading “Corporate Governance/ Charters/ Audit Committee Charter.” Copies of this charter are also available in print to stockholders upon request, addressed to the Corporate Secretary at Stillwater Mining Company, 536 East Pike Avenue, P.O. Box 1330, Columbus, Montana, 59019.

      The Audit Committee has adopted a written Audit and Non-Audit Services Pre-Approval Policy for the Audit Committee. Proposed services may be either (i) pre-approved without consideration of specific case-by-case services by the Audit Committee (“General Pre-Approval”) or (ii) require the specific pre-approval of the Audit Committee (“Specific Pre-Approval”). The Audit Committee believes that the combination of these two approaches results in an effective and efficient procedure to pre-approve services performed by the independent auditor to ensure the auditor’s independence is not impaired. Unless a type of service has received General Pre-Approval, it requires Specific Pre-Approval by the Audit Committee if it is to be provided by the independent auditor. Any proposed specific individual project to provide an otherwise generally approved service whose expected fees exceed $25,000 requires an overriding Specific Pre-Approval by the Audit Committee.

      For both types of pre-approval, the Audit Committee shall consider whether such services are consistent with the rules of the Securities and Exchange Commission (the “SEC”) on auditor independence. The Audit Committee also considers whether the independent auditor is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Company’s business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality. All such factors are considered by the Audit Committee in its business judgment as a whole, and no one factor is determinative.

      The term of any General Pre-Approval is 12 months from the date of pre-approval, unless the Audit Committee considers a different period and states otherwise. The Audit Committee may add or subtract to the list of General Pre-Approved services from time to time, based on subsequent determinations.

      This policy is available on the Company’s corporate website at www.stillwatermining.com, under the heading “Corporate Governance/ Policies/ Audit and Non-Audit Services Pre-Approval Policy”. Copies of this policy are also available in print to shareholders upon request, addressed to the Corporate Secretary at Stillwater Mining Company, 536 East Pike Avenue, P.O. Box 1330, Columbus, Montana, 59019.

      Newly created federal regulations and NYSE listing standards require the board to determine if a member of its audit committee is an “audit committee financial expert.” According to these new requirements, an audit committee member can be designated an audit committee financial expert only when the audit committee member satisfies five specified qualification requirements, such as experience (or “experience actively supervising” others engaged in) preparing, auditing, analyzing, or evaluating financial statements presenting a level of accounting complexity comparable to what is encountered in connection with the Company’s financial statements. The regulations further require such qualifications to have been acquired through specified means of experience or education. While the Board has confidence in the ability and the effectiveness of its Audit Committee, the Board has determined that no current Audit Committee member qualifies as an audit committee financial expert. The Board believes that the current members of the audit committee are qualified to carry out the duties and responsibilities of the Audit Committee. In the event of a vacancy on the Board, the Board desires to fill it with a person satisfying the requirements for an audit committee financial expert, assuming that such individual satisfies such other criteria that the Board believes are important for an individual to make a meaningful contribution to the deliberations of the Board as a whole.

      Compensation Committee. The Compensation Committee held two meetings during 2003. From January 1 to June 23, 2003, the Compensation Committee was comprised of Richard E. Gilbert (Chairman), Patrick M. James and Apolinar Guzman. Following the closing of the stock purchase transaction with Norimet and Norilsk Nickel, the Compensation Committee consists of Craig L. Fuller (Chairman), Patrick M. James, Steven S. Lucas and Jack E. Thompson. The principal responsibilities of the Compensation Committee are to establish policies and determine matters involving executive compensation, recommend changes in employee benefit programs, approve the grant of stock options and stock awards under the Company’s stock plans and provide assistance to management regarding key personnel selection. The Compensation Committee’s written charter is available on the Company’s corporate website at www.stillwatermining.com, under the heading “Corporate Governance/ Charters/ Compensation Committee Charter.”

      Corporate Governance and Nominating Committee. Before June 23, 2003, the Board had a Nominating and Corporate Governance Committee. From January 1, 2002 until June 23, 2003, this Nominating and Corporate Governance Committee was comprised of Joseph P. Mazurek (Chairman), Richard E. Gilbert and Sheryl K. Pressler. This Nominating and Corporate Governance Committee met one time between January 1, 2003 and July 23, 2003. In accordance with the Stockholders Agreement, the Board formed a separate Nominating Committee and a separate Corporate Governance Committee on July 23, 2003. Since July 23, 2003, the Nominating Committee has consisted of The Honorable Donald W. Riegle, Jr. (Chairman), Joseph P. Mazurek and Jack E. Thompson. The Nominating Committee met one time between July 23, 2003 and December 31, 2003. Since July 23, 2003, the Corporate Governance Committee has consisted of Joseph P. Mazurek (Chairman), Steven S. Lucas, The Honorable Donald W. Riegle, Jr. and Sheryl K. Pressler. The Corporate Governance Committee met two times between July 23, 2003 and December 31, 2003. Each of the members of the Nominating Committee and the Corporate Governance Committee is an independent director under the NYSE listing standards and the SEC rules except for Mr. Riegle. Mr. Riegle intends to resign from these committees on or about April 29, 2004.

      On March 19, 2004, the Company, Norilsk Nickel and Norimet executed an amendment to the Stockholders Agreement enabling the Board to combine the Corporate Governance Committee and the Nominating Committee. The Board is expected to adopt a resolution combining these committees at the annual meeting of directors expected to be held on April 29, 2004. On such date, the Board is expected to appoint members of the combined committee in accordance with the independence standards of the NYSE.

      The principal responsibilities of the combined Corporate Governance and Nominating Committee (the “Corporate Governance and Nominating Committee”) will be (i) identifying and recommending to the Board individuals qualified to serve as directors of the Company and on committees of the Board, (ii) advising the Board as to the appropriate size, function and procedures of the committees of the Board, (iii) developing and recommending to the Board corporate governance principles and (iv) overseeing evaluation of the Board and the Company’s executive officers.

      The Board has adopted a written charter that will govern the Corporate Governance and Nominating Committee as well as written corporate governance guidelines for the Company and a written policy for stockholder nomination of directors. These documents set forth the criteria and methodology the Board will use when considering individuals as nominees to the Board. Current copies of these documents are available on the Company’s corporate website at www.stillwatermining.com under the headings “Corporate Governance/ Charters/ Corporate Governance Committee Charter”, “Corporate Governance/ Corporate Governance Principles” and “Corporate Governance/ Policy for Stockholder Nomination of Directors”, respectively. Copies of these documents are also available in print to shareholders upon request, addressed to the Corporate Secretary at Stillwater Mining Company, 536 East Pike Avenue, P.O. Box 1330, Columbus, Montana, 59019.

      The Board has adopted a Business Ethics Policy and Code of Ethics applicable to its officers, directors, employees and agents, which is available on the Company’s corporate website at www.stillwatermining.com, under the heading “Corporate Governance/Policies/Code of Ethics.” The purpose of this policy is to provide legal, ethical and moral standards for the conduct of the Company’s business. The Board has also adopted a written Code of Ethics for its Chief Executive and Senior Financial Officers which is available on the Company’s corporate website at www.stillwatermining.com, under the heading “Corporate Governance/ Policies/ Code of Ethics for CEO and Senior Financial Officers.” This document sets forth specific policies to guide the Chief Executive Officer, Chief Financial Officer and Controller in the performance of their duties.

Stockholder Nomination of Directors

      The Corporate Governance and Nominating Committee will consider director candidates recommended by stockholders in accordance with the Company’s policy. In considering candidates submitted by stockholders, the Corporate Governance and Nominating Committee will take into consideration the needs of the Board and the qualifications of the candidate and the requirements under the Stockholders Agreement. The Corporate Governance and Nominating Committee may also take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held. To have a candidate considered by the Corporate Governance and Nominating Committee, a stockholder must submit the recommendation in writing and must include the following information:

•	The name of the stockholder and evidence of the person’s ownership of Company stock, including the number of shares owned and the length of time of ownership; and

•	The name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a director of the Company and the person’s consent to be named as a director if selected by the Corporate Governance and Nominating Committee and nominated by the Board.

      The stockholder recommendation and information described above must be sent to the Corporate Secretary at Stillwater Mining Company, 536 East Pike Avenue, P.O. Box 1330, Columbus, Montana 59019, and must be received by the Corporate Secretary not less than 120 days prior to the anniversary date of the Company’s most recent annual meeting of stockholders.

      The minimum qualifications for serving as a director of the Company are that a nominee demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board’s oversight of the business and affairs of the Company and have an impeccable record and reputation for honest and ethical conduct in both his or her professional and personal activities. In addition, the Corporate Governance and Nominating Committee examines a candidate’s specific experiences and skills, time availability in light of other commitments, potential conflicts of interest and independence from management and the Company. The Corporate Governance and Nominating Committee also seeks to have the Board represent a diversity of backgrounds and experiences.

      The Corporate Governance and Nominating Committee identifies potential nominees by asking current directors and executive officers to notify the committee if they become aware of persons meeting the criteria described above, who have had a change in circumstances that might make them available to serve on the Board – for example, retirement as a Chief Executive Officer or Chief Financial Officer of a public company or exiting government or military service. The Corporate Governance and Nominating Committee also, from time to time, may engage firms that specialize in identifying director candidates. As described above, the Corporate Governance and Nominating Committee will also consider candidates recommended by stockholders.

      Once a person has been identified by the Corporate Governance and Nominating Committee as a potential candidate, the committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Corporate Governance and Nominating Committee determines that the candidate warrants further consideration, the Chairman or another member of the committee contacts the person. Generally, if the person expresses a willingness to be considered and to serve on the Board, the Corporate Governance and Nominating Committee requests information from the candidate, reviews the candidate’s accomplishments and qualifications, including in light of any other candidates that the committee might be considering, and conducts one or more interviews with the candidate. In certain instances, committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments. The Corporate Governance and Nominating Committee’s evaluation process does not vary based on whether or not a candidate is recommended by a stockholder, although, as stated above, the Board may take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held.

      Under the Company’s Corporate Governance Principles, the Corporate Governance and Nominating Committee will present a list of candidates to the Board for nomination. The Chief Executive Officer will be included in the process on a non-voting basis. Taking into account the Stockholders Agreement, the Corporate Governance and Nominating Committee will make a recommendation to the Board and the Board will determine which of the recommended candidates to approve for nomination.

      Nominations of persons for election as directors of the Company may be made at a meeting of stockholders (a) by or at the direction of the Board, (b) by the Corporate Governance and Nominating

Committee or persons appointed by the Board or (c) by any stockholder of the Company entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in Section 3.3 of the Company’s by-laws. Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Company’s Corporate Secretary. To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive office of the Company not less than fifty days nor more than seventy-five days prior to the meeting; provided, however, that in the event that less than sixty days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. Such stockholder’s notice to the Company’s Corporate Secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the Company which are beneficially owned by the person, and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to the Exchange Act, as now or hereafter amended; and (b) as to the stockholder giving the notice, (i) the name and record address of such stockholder, and (ii) the class and number of shares of capital stock of the Company which are beneficially owned by such stockholder. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company. No person shall be eligible for election by the stockholders as a director of the Company unless nominated in accordance with the procedures set forth herein. The chairman of the meeting of the stockholders shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

Lead Independent Director

      In accordance with the Company’s Corporate Governance Principles, the independent directors will designate a lead independent director who will preside at the executive sessions of the Board. Patrick M. James is currently designated as the lead independent director. The lead independent director’s duties include coordinating the activities of the independent directors, coordinating the agenda for and moderating sessions of the Board’s independent directors and other non-management directors, if any, and facilitating communications between the other members of the Board.

Stockholder Communication with Directors

      The Board has adopted a written policy on stockholder and interested party communications with directors, a copy of which is available on the Company’s corporate website at www.stillwatermining.com, under the heading “Corporate Governance/ Stockholder Communication with Directors.”

      Under the policy, stockholders and other interested parties may contact any member (or all members) of the Board (including, without limitation, the lead independent director, Patrick M. James, or the non-management directors as a group), any Board committee or any chair of any such committee by mail or electronically. To communicate with the Board, any individual director or any group or committee of directors, correspondence should be addressed to the Board or any such individual director or group or committee of directors by either name or title. All such correspondence should be sent to the Corporate Secretary, Stillwater Mining Company, 536 East Pike Avenue, P.O. Box 1330, Columbus, Montana 59019. To communicate with any of our directors electronically, stockholders should go to our corporate website at www.stillwatermining.com. Under the heading “Corporate Governance/ Stockholder Communication with Directors,” you will find an on-line form that may be used for writing an electronic message to the Board, any individual director, or any group or committee of directors. Please follow the instructions on our website in order to send your message.

      All communications received as set forth in the preceding paragraph will be opened by the office of our General Counsel for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the Board or any group or committee of directors, the General Counsel’s office will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the envelope or e-mail is addressed.

Compensation Committee Interlocks and Insider Participation

      No member of the Compensation Committee was, at any time during 2003, an officer or employee of the Company. No executive officer of the Company has served on the board or compensation committee of any other entity that has or has had one or more executive officers serving as a member of the Board.

Director Compensation

      With respect to director compensation before July 23, 2003, each non-employee director received an annual fee of $15,000. In addition, the Company paid each non-employee director $1,000 per meeting of the Board attended. Non-employee members of all committees of the Board (with the exception of the chairman of each standing committee) received fees of $1,000 for each committee meeting attended; however, the chairman of each standing committee of the Board received a fee of $1,500 for each committee meeting attended. All directors were reimbursed for reasonable travel expenses.

      From and after July 23, 2003, each non-employee director receives a quarterly fee of $10,000. In addition, the Company pays each non-employee director $2,000 per meeting of the Board attended and $1,000 per telephonic meeting in which he or she participates. The lead independent director receives an additional $500 per board meeting attended. Non-employee members of all committees of the Board (with the exception of the chairman of each standing committee), receive fees of $2,000 for each committee meeting attended and $1,000 per telephonic meeting in which he or she participates; however, the chairman of each standing committee of the Board receives a fee of $2,500 for each committee meeting attended and $1,500 per telephonic meeting in which he or she participates. The Company also reimburses all directors for reasonable travel expenses.

      The 1998 Equity Incentive Plan (the “1998 Plan”) provides that each non-employee director will be granted nonqualified stock options (“NSOs”) to purchase 10,000 shares of Common Stock, vesting in six months, upon his or her initial election to the Board. An additional NSO to purchase 5,000 shares of Common Stock will be granted to each non-employee director on his or her next three reappointments or re-elections, vesting six months after each such grant. The exercise price of options granted to non-employee directors under the 1998 Plan is the fair market value of one share of Common Stock on the date of grant. A non-employee director may elect not to accept such options. The 1998 Plan expires on September 16, 2004. The directors will be eligible for awards under the 2004 Plan proposed to be adopted in Proposal 2. The 2004 Plan does not provide for automatic grants to directors.

      In connection with the closing of the Norilsk Nickel transaction, the following five persons were elected to the Board on June 23, 2003: Craig L. Fuller, Steven S. Lucas, The Honorable Donald W. Riegle, Jr., Todd D. Schafer and Jack E. Thompson. Under the Company’s 1998 Equity Incentive Plan, the Company granted to each such director 10,000 options to acquire shares of Common Stock, effective as of June 23, 2003. Such options vested on December 23, 2003.

EXECUTIVE COMPENSATION AND OTHER COMPENSATION INFORMATION

Summary Compensation Table

      The following table sets forth the compensation paid to the Company’s Chief Executive Officer and other executive officers for the years 2001 through 2003.

				Other Annual				All Other
		Salary	Bonus	Compensation	Underlying		Restricted	Compensation
Name and Principal Position	Year	($)	($)(6)	($)(7)	Options #		Stock #	($)(8)(9)(10)

Francis R. McAllister(1)	2003	500,000	195,000	250,000				15,960
Chairman and Chief	2002	500,000			156,250		26,042	14,886
Executive Officer	2001	464,065			85,000	(11)	11,823	10,827
James A. Sabala(2)	2003	39,468						1,071
Vice President and Chief	2002	245,000			12,500			19,882
Financial Officer	2001	200,446			15,000		3,802	109,037
John R. Stark	2003	220,000	57,200	150,000				14,153
Vice President, Human	2002	207,500			28,333		5,313	24,116
Resources, Secretary and	2001	170,002			10,000		2,396	70,226
Corporate Counsel
Robert M. Taylor(3)	2003	122,859		25,000				411,388
Vice President, Mine Operations	2002	185,000			30,833		5,781	12,766
	2001	185,654			10,000		2,604	10,884
Terrell I. Ackerman(4)	2003	170,000	44,200	75,000				11,499
Vice President,	2002	157,627			10,563		3,521	9,044
Planning and Process Operations	2001	135,200	37,079				1,615	61,537
Stephen A. Lang (5)	2003	83,333	31,000		50,000			3,665
Executive Vice President and Chief Operating Officer

(1)	Francis R. McAllister was appointed as an executive officer on February 12, 2001. 2001 compensation amounts represent compensation for February 12, 2001 to December 31, 2001. See “Employment Agreements.”

(2)	James A. Sabala was the company’s Vice President and Chief Financial Officer until his resignation, effective January 24, 2003.

(3)	Robert M. Taylor was appointed as an executive officer on May 9, 2000. Mr. Taylor resigned from the Company effective July 27, 2003. Compensation for 2003 includes amounts as per his Termination Agreement.

(4)	Terrell I. Ackerman was appointed as an executive officer on May 8, 2002. 2002 compensation includes $112,560 Salary and 3,521 Restricted Stock shares received as an executive officer. See “Employment Agreements.”

(5)	Stephen A. Lang was appointed as an executive officer on September 2, 2003. 2003 compensation amounts represent compensation for September 2 to December 31, 2003. See “Employment Agreements.”

(6)	Amounts include bonuses for the year reported, paid in the following year.

(7)	Amounts include Norilsk Nickel transaction bonuses paid in 2003.

(8)	Amounts include reimbursement in 2001 for relocation expenses of: $98,153 and $7,568 for James A. Sabala in 2001 and 2002; $60,026 and $11,609 for John R. Stark in 2001 and 2002; and $52,950 for Terrell I. Ackerman in 2001.

(9)	Amounts include life insurance premium payments for Francis R. McAllister, James A. Sabala, John R. Stark, Robert M. Taylor, and Terrell I. Ackerman.

(10)	Amounts include 401(k) matching contributions made by the Company for Francis R. McAllister, James A. Sabala, John R. Stark, Robert M. Taylor and Terrell I. Ackerman.

(11)	Includes options to acquire 10,000 shares received upon Francis R. McAllister’s appointment as a non-employee director, before he was appointed an executive officer of the Company.

Employment Agreements

      The Company has employment agreements with Francis R. McAllister, Stephen A. Lang, John R. Stark, Terrell I. Ackerman and Gregory A. Wing. The Company also had employment agreements with James A. Sabala and Robert M. Taylor. The closing of the Norilsk Nickel transaction on June 23, 2003 constituted a change in control under the agreements of Messrs. McAllister, Stark, Ackerman and Taylor. As described below, such executives may be entitled to certain benefits if they are terminated without cause or resign for good reason.

      Francis R. McAllister. The Company entered into an employment agreement with Francis R. McAllister which became effective on February 12, 2001 and was amended on July 17, 2001. The agreement has an initial term ending February 11, 2004, which term is continued for subsequent one-year periods unless terminated, provided that following a change of control, the term will continue for no less than 24 additional months. It is terminable by the Company or Mr. McAllister at any time upon written notice. Mr. McAllister’s agreement provides for, among other things:

•	an annual base salary of $500,000;

•	a performance-based cash bonus to be determined by the Board, with a target of 50% of base salary, a maximum of which is 100% of base salary and with no guaranteed minimum payment; and

•	the grant of an option to purchase 75,000 shares of Common Stock, of which 25,000 shares become exercisable on each of February 12, 2002, 2003 and 2004.

      If Mr. McAllister is terminated by the Company without cause (as defined in the agreement) or if he resigns voluntarily for good reason (as defined in the agreement), at any time other than within two years following a change of control (as defined in the agreement), he is entitled upon signing a release of claims against the Company, to the following:

•	a pro rata portion of the target bonus for the year in which his termination occurs;

•	an amount equal to two times the sum of his annual base salary and target annual bonus, each as in effect as of the date of his termination, which amount will be paid in equal installments over 24 months from the date of termination;

•	continued participation in the Company’s employee benefit plans and policies for a period of 24 months or until he receives similar coverage from a subsequent employer; and

•	accelerated vesting of any unvested stock options.

      If the Company terminates Mr. McAllister without cause or if he resigns voluntarily for good reason, within two years following a change of control, then in lieu of the payments and benefits described above, Mr. McAllister will be entitled to the following:

•	a lump sum cash payment in an amount equal to three times his annual base salary and three times the higher of (x) his target bonus or (y) his annual bonus paid or payable for the most recently completed calendar year during his employment;

•	continued participation in the Company’s benefit plans and policies for a period of three years or less if he receives similar benefits from subsequent employment; and

•	full vesting of options, with the options remaining exercisable for a period of ten years from the grant date.

      Mr. McAllister will be entitled to receive a tax gross-up payment to fully offset the effect of any excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”), if his after-tax benefit (assuming he received such payment) is at least $20,000 greater than the after-tax benefit he would have received if he did not receive the tax gross-up payment. The employment agreement also contains a customary nondisclosure covenant, a one-year covenant not to compete and not to solicit employees of the Company, an agreement by the Company to indemnify Mr. McAllister, as permitted by law, against any claim resulting from the performance of his duties as an officer or director of the Company, and an agreement by the Company to use commercially reasonable efforts to obtain and maintain customary directors’ and officers’ liability insurance covering Mr. McAllister.

      Stephen A. Lang. Stephen A. Lang’s employment agreement became effective on September 2, 2003 and has an initial term ending on September 1, 2005. The Agreement is to be continued from year to year unless altered or terminated. The agreement provides for:

•	an initial base salary of $250,000;

•	a performance-based cash bonus to be determined by the Board, with a target of 40% and a cap of 80%; and

•	subject to Board approval, the grant of options to purchase 50,000 shares of Common Stock, one third of which will become exercisable on each of September 2, 2004, 2005 and 2006.

      If the Company terminates Mr. Lang’s employment without cause (as defined in the agreement) or if he resigns voluntarily for good reason (as defined in the agreement), at any time other than within two years following a change of control (as defined in the agreement), Mr. Lang will be entitled to:

•	all base salary, accrued but unpaid bonuses and accrued but unpaid vacation earned through the date of termination;

•	a pro rata portion of his target bonus for the year of his termination;

•	an amount equal to his annual base salary, as in effect as of the date of his termination, which amount will be paid in equal semi-monthly installments over 12 months from the date of termination;

•	continued participation in the Company’s employee benefit plans and policies for a period of 12 months, until he receives similar coverage from a subsequent employer; and

•	accelerated vesting of any unvested stock options.

      If the Company terminates Mr. Lang without cause or if he resigns voluntarily for good reason within two years following a change of control, then in lieu of the payments and benefits described above, Mr. Lang will be entitled to the following:

•	a pro rata portion of his target bonus for the year of his termination;

•	a lump sum cash payment in an amount equal to two times the sum of his annual base salary and two times the higher of (x) his target bonus or (y) his annual bonus paid or payable for the most recently completed calendar year during his employment;

•	continued participation in the Company’s employee benefit plans and policies for a period of 24 months, until he receives similar benefits from a subsequent employer; and

•	full vesting of stock options, with the options remaining exercisable for a period of ten years from the grant date.

      Mr. Lang will be entitled to receive a tax gross-up payment to fully offset the effect of any excise tax imposed under Section 4999 of the Code, if his after-tax benefit (assuming he received such payment) is at least $20,000 greater than the after-tax benefit he would have received if he did not receive the tax gross-up payment. The employment agreement also contains a customary nondisclosure covenant, a one-year covenant not to compete and not to solicit employees of the Company, an agreement by the Company to indemnify Mr. Lang, as permitted by law, against any claim resulting from the performance of his duties as an officer of the Company, and an agreement by the Company to use commercially reasonable efforts to obtain and maintain customary directors’ and officers’ liability insurance covering Mr. Lang.

      John R. Stark. John R. Stark’s employment agreement became effective on July 17, 2001 and had an initial term ending on December 31, 2001. An Addendum to Employment Agreement was made November 18, 2002, increasing his base salary from $170,000 to $220,000. The agreement is to be continued from year to year unless altered or terminated; provided that, following a change of control (as defined in the agreement), the term will continue for no less than 24 additional months. The agreement provides for:

•	an initial base salary of $220,000; and

•	a performance-based cash bonus to be determined by the Board, with a target of 30% of base salary and a cap of 60% of base salary.

      If the Company terminates Mr. Stark’s employment without cause (as defined in the agreement) or if he resigns voluntarily for good reason (as defined in the agreement), at any time other than within two years following a change of control, Mr. Stark will be entitled to an amount equal to the sum of his annual base salary and target annual bonus, each as in effect as of the date of his termination, which amount will be paid in equal installments over 12 months from the date of termination.

      If the Company terminates Mr. Stark’s employment without cause, or if Mr. Stark resigns voluntarily for good reason, within two years of the change of control, Mr. Stark will be entitled to:

•	a lump sum payment equal to 1.5 times the sum of (x) his annual base salary at a rate in effect immediately prior to the change of control or on the date of termination, whichever is higher and (y) his target bonus in effect immediately prior to the change of control or on the termination date, whichever is higher; and

•	continued participation in the Company’s employee benefit plans and policies for a period of 18 months or until he receives similar coverage for subsequent employment.

      Mr. Stark will be entitled to receive a tax gross-up payment to fully offset the effect of any excise tax imposed under Section 4999 of the Code if his after-tax benefit (assuming he received such payment) is at least $20,000 greater than the after-tax benefit he would have received if he did not receive the tax gross-up payment. The employment agreement also contains a customary nondisclosure covenant and a one-year covenant not to compete.

      Terrell I. Ackerman. Terrell I. Ackerman’s agreement became effective on May 8, 2002 and had an initial term ending on December 31, 2003. The term is to be continued from year to year unless altered or terminated; provided that, following a change of control, the terms will continue for no less than 24 additional months. The agreement entitles Mr. Ackerman to receive:

•	an initial base salary of $170,000; and

•	a performance-based cash bonus to be determined by the Board, with a target of 30% of base salary and a cap of 60% of base salary.

      If the Company terminates Mr. Ackerman’s employment without cause or if Mr. Ackerman resigns voluntarily for good reason, at any time other than within two years following a change of control, Mr. Ackerman is entitled to an amount equal to the sum of his annual base salary and target annual bonus, each as in effect as of the date of his termination. This amount will be paid in equal installments over 12 months from the date of termination.

      If the Company terminates Mr. Ackerman’s employment without cause, or if Mr. Ackerman resigns for good reason, within two years of the change of control, he will be entitled to:

•	a lump sum payment equal to 1.5 times the sum of (x) his annual base salary at a rate in effect immediately prior to the change of control or on the date of termination, whichever is higher, plus (y) his target bonus in effect immediately prior to the change of control or on the termination date, whichever is higher; and

•	continued participation in the Company’s employee benefit plans and policies for a period of 18 months or until he receives similar coverage from a subsequent employer.

      Mr. Ackerman will be entitled to receive a tax gross-up payment to fully offset the effect of any excise tax imposed under Section 4999 of the Code if his after-tax benefit (assuming he received such payment) is at least $20,000 greater than the after-tax benefit he would have received if he did not receive the tax gross-up payment. The agreement also contains a customary nondisclosure covenant and a one-year covenant not to compete.

      Effective January 1, 2004, Mr. Ackerman’s salary was increased to $190,000.

      Gregory A. Wing. Gregory A. Wing’s employment agreement became effective on March 22, 2004 and has an initial term ending on December 31, 2005. The agreement is to be continued from year to year unless altered or terminated; provided that, following a change of control (as defined in the agreement), the term will continue for no less than 24 additional months. The agreement provides for:

•	an initial base salary of $240,000; and

•	a performance-based cash bonus to be determined by the Board, with a target of 30% of base salary and a cap of 60% of base salary.

      If the Company terminates Mr. Wing’s employment without cause (as defined in the agreement) or if he resigns voluntarily for good reason (as defined in the agreement), at any time other than within two years following a change of control, Mr. Wing will be entitled to an amount equal to the sum of his annual base salary and target annual bonus, each as in effect as of the date of his termination, which amount will be paid in equal installments over 12 months from the date of termination.

      If the Company terminates Mr. Wing’s employment without cause, or if Mr. Wing resigns voluntarily for good reason, within two years of the change of control, Mr. Wing will be entitled to:

•	a lump sum payment equal to 1.5 times the sum of (x) his annual base salary at a rate in effect immediately prior to the change of control or on the date of termination, whichever is higher and (y) his target bonus in effect immediately prior to the change of control or on the termination date, whichever is higher; and

•	continued participation in the Company’s employee benefit plans and policies for a period of 18 months or until he receives similar coverage for subsequent employment.

      Mr. Wing will be entitled to receive a tax gross-up payment to fully offset the effect of any excise tax imposed under Section 4999 of the Code if his after-tax benefit (assuming he received such payment) is at least $20,000 greater than the after-tax benefit he would have received if he did not receive the tax gross-up payment. The employment agreement also contains a customary nondisclosure covenant and a one-year covenant not to compete.

      James A. Sabala. James A. Sabala was the Company’s Vice President and Chief Financial Officer until his resignation, effective January 24, 2003, at which date his employment agreement was terminated. Prior to his resignation, Mr. Sabala’s employment agreement became effective on July 17, 2001 and had an initial term ending on December 31, 2001. An Addendum to the Employment Agreement was made November 18, 2002, which increased his base salary from $200,000 to $260,000. The agreement was to be continued from year to year unless altered or terminated; provided that, following a change of control (as defined in the agreement), the term will continue for no less than 24 additional months. The agreement, as amended, provided for:

•	an initial base salary of $260,000;

•	a performance-based cash bonus to be determined by the Board, with a target of 35% of base salary and a cap of 70% of base salary; and

•	a relocation reimbursement of $98,152.

      If the Company had terminated Mr. Sabala’s employment without cause (as defined in the agreement) or if he had resigned voluntarily for good reason (as defined in the agreement), at any time other than within two years following a change of control, Mr. Sabala would have been entitled to:

•	a pro rata portion of the target bonus for the year in which his termination occurred;

•	an amount equal to the sum of his annual base salary and target annual bonus, each as in effect as of the date of his termination, which amount will be paid in equal installments over 24 months from the date of termination; and

•	continued participation in the Company’s employee benefit plans and policies for a period of 24 months or until he receives similar coverage from a subsequent employer.

      If the Company had terminated Mr. Sabala’s employment without cause, or if Mr. Sabala resigned for good reason, within two years of the change of control, Mr. Sabala would have been entitled to:

•	a lump sum payment equal to two times the sum of (x) his annual base salary at a rate in effect immediately prior to the change of control or on the date of termination, whichever is higher and (y) his target bonus in effect immediately prior to the change of control or on the termination date, whichever is higher; and

•	continued participation in the Company’s employee benefit plans and policies for a period of 24 months or until he receives similar coverage for subsequent employment.

      Mr. Sabala would have been entitled to receive a tax gross-up payment to fully offset the effect of any excise tax imposed under Section 4999 of the Code if his after-tax benefit (assuming he received such payment) was at least $20,000 greater than the after-tax benefit he would have received if he did not receive the tax gross-up payment. The employment agreement also contains a customary nondisclosure covenant and a one-year covenant not to compete, which survived until January 24, 2004. Mr. Sabala received his base salary for 2002, but due to his voluntary resignation, did not receive any other benefits with respect to the 2002 fiscal year pursuant to his employment agreement.

      Robert M. Taylor. Robert M. Taylor’s agreement became effective on July 17, 2001 and had an initial term ending on December 31, 2001. Mr. Taylor resigned, effective July 27, 2003. The term was to be continued from year to year unless altered or terminated; provided that, following a change of control, the term would continue for no less than 24 additional months. The agreement entitled Mr. Taylor to receive:

•	an initial base salary of $185,000; and

•	a performance-based cash bonus to be determined by the Board, with a target of 30% of base salary and a cap of 60% of base salary.

      If the Company had terminated Mr. Taylor’s employment without cause or if he had resigned voluntarily for good reason, at any time other than within two years following a change of control, he would have been entitled to an amount equal to the sum of his annual base salary and target annual bonus, each as in effect as of the date of his termination. This amount would have been paid in equal installments over 12 months from the date of termination.

      If the Company had terminated Mr. Taylor’s employment without cause, or if Mr. Taylor had resigned for good reason, within two years of the change of control, he would have been entitled to:

•	a lump sum payment equal to 1.5 times the sum of (x) his annual base salary at a rate in effect immediately prior to the change of control or on the date of termination, whichever was higher, plus (y) his target bonus in effect immediately prior to the change of control or on the termination date, whichever was higher; and

•	continued participation in the Company’s employee benefit plans and policies for a period of 18 months or until he received similar coverage from a subsequent employer.

      Mr. Taylor would have been entitled to receive a tax gross-up payment to fully offset the effect of any excise tax imposed under Section 4999 of the Code if his after-tax benefit (assuming he received such payment) was at least $20,000 greater than the after-tax benefit he would have received if he did not receive the tax gross-up payment. The employment agreement also contains a customary nondisclosure covenant and a one-year covenant not to compete.

      On July 2, 2003, the Company entered into a letter agreement with Mr. Taylor, which provided that Mr. Taylor’s employment with the Company terminated effective July 27, 2003. The Company agreed to pay Mr. Taylor a lump sum of $360,750, equal to 150% of his annual salary and bonus, and additional lump sum amounts of $5,960 and $19,168 equal to the Company’s cost for an 18 month period after such termination date of providing Mr. Taylor with Company sponsored benefits and Company’s match for the 401(k) plan, respectively. Mr. Taylor’s options will remain exercisable until July 2, 2004. The agreement included a confidentiality provision and a 1 year non-compete provision.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who own 10% or more of a registered class of the Company’s equity securities to file with the SEC and the NYSE initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Based solely on its review of copies of the Section 16(a) reports and written representations the Company has received, the Company believes that since January 1, 2003, all of its directors, executive officers and 10% stockholders have timely filed all required reports, except as described below.

      On June 23, 2003 Norimet acquired 45,463,222 shares of the Company’s common stock. Such acquisition was initially reported by the Company in a Current Report on Form 8-K filed on June 23, 2003. Norimet and certain of its affiliates reported their beneficial ownership of such shares in a Schedule 13D, filed with the SEC on July 3, 2003 and described the acquisition of such shares in a Schedule TO, filed with the SEC on July 22, 2003. Norimet subsequently filed a Form 3 with respect to such beneficial ownership on September 3, 2003. The Company believes such Form 3 inadvertently was not timely filed.

Option Grants in Last Fiscal Year

      The following table contains information concerning the grant of stock options to the Company’s Chief Executive Officer and other executive officers during 2003. The Company has not granted any stock appreciation rights.

					Potential Realized
	Number of	% of Total			Value at Assumed
	Securities	Options			Annual Rates of Stock
	Underlying	Granted to			Price Appreciation for
	Options	Employees	Exercise		Option Term(3)
	Granted	in Fiscal	Price	Expiration
Name	(#)(1)	Year	($/Sh)(2)	Date	5%	10%

Francis R. McAllister	0	0	0		0	0
James A. Sabala(4)	0	0	0		0	0
John R. Stark	0	0	0		0	0
Robert M. Taylor(5)	0	0	0		0	0
Terrell I. Ackerman	0	0	0		0	0
Stephen A. Lang	50,000	19.84%	7.04	9/2/2013	221,371	560,997

(1)	The options vest and become exercisable in thirds over a three year period, each on the anniversary date of the date of grant.

(2)	The exercise price for each grant is equal to 100% of the fair market value of a share of Common Stock on the date of grant.

(3)	Assumed values result from the indicated prescribed rates of stock price appreciation through the expiration date. The actual value of these option grants is dependent on the future performance of the Common Stock.

(4)	James A. Sabala was the Company’s Vice President and Chief Financial Officer until his resignation, effective January 24, 2003.

(5)	Robert M. Taylor resigned from the Company effective July 27, 2003.

      All of the Company’s previously unvested options held by directors and officers, including options to acquire 182,322 shares of Common Stock held by the Company’s directors and executive officers, and which would have otherwise vested by January 2005, vested at the closing, on June 23, 2003. All of these options have exercise prices which are substantially higher than the $4.67 closing price of the Common Stock on June 23, 2003. In addition, all of the restricted shares of Common Stock, including 40,657 shares held by the Company’s executive officers, which would have otherwise vested on January 2, 2005, vested at the closing, on June 23, 2003. Based on the $4.67 closing price of the shares on the NYSE on the closing date, June 23, 2003, the aggregate value of the restricted shares which vested was $121,616, $24,811, $16,433 and $26,997 for Francis R. McAllister, John R. Stark, Terrell I. Ackerman and Robert M. Taylor, respectively.

Aggregated Option Exercises in Last Fiscal Year

and Fiscal Year End Option Values

      No options were exercised by the Company’s Chief Executive Officer or the other executive officers in 2003. The following table sets forth information with respect to the Company’s Chief Executive Officer and other executive officers concerning the number and value of unexercised options held as of December 31, 2003. The Company has not granted any stock appreciation rights.

			Number of Securities
	Shares		Underlying Unexercised		Value of Unexercised In-the-Money
	Acquired on	Value	Options at 12/31/03		Options at 12/31/03
	Exercise	Realized
Name	(#)	($)	Exercisable	Unexercisable	Exercisable(1)	Unexercisable(1)

Francis R. McAllister	0	$0.00	241,250	0	0	0
James A. Sabala(2)	0	$0.00	129,500	0	0	0
John R. Stark	0	$0.00	50,583	0	0	0
Robert M. Taylor(3)	0	$0.00	55,833	0	0	0
Terrell I. Ackerman	0	$0.00	25,896	2,667	0	0
Stephen A. Lang	0	$0.00	0	50,000	0	126,500

(1)	Amounts shown in this column represent the market value of the underlying Common Stock at December 31, 2003 of $9.57 per share less the exercise price. The actual value, if any, that an executive officer may realize will depend upon the amount by which the market price of the Common Stock exceeds the exercise price when the options are exercised.

(2)	James A. Sabala was the Company’s Vice President and Chief Financial Officer until his resignation, effective January 24, 2003.

(3)	Robert M. Taylor resigned from the Company effective July 27, 2003.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD

      Policy. The Compensation Committee of the Board (“Committee”) is responsible for establishing and administering the Company’s compensation programs and policies for the Chief Executive Officer and the Company’s other executive officers (collectively, the “executive officers”), and for making recommendations to the full Board with respect to executive compensation matters. The objective of the compensation program is to ensure the Company is able to attract and retain the highest caliber executives, as well as to promote the alignment of management’s interests with those of its stockholders. The Committee believes these goals can be realized primarily by ensuring that a significant portion of the executive’s total compensation package is tied to both corporate and individual performance. Corporate measures generally include safety, net earnings to common stockholders, metal production volumes and costs, successful implementation of risk mitigation and management programs, environmental stewardship, progress in the Company’s ongoing expansion program and other factors.

      The Committee’s policy is to construct a compensation package that works to the benefit of stockholders and management through balancing both short and long-term components of the total compensation program. The Committee believes that by properly balancing these pay incentives, management can be motivated to continually meet or exceed its operating targets without sacrificing long-term performance and growth. The current compensation program adopted by the Board integrates a combination of base salary and annual quantitative performance incentives with additional discretionary awards, including stock options and restricted stock.

      Basis of Compensation. The Committee retains outside independent compensation consultants and uses a variety of information sources, including mining industry compensation surveys, in its ongoing administration of the executive compensation program. In determining appropriate compensation levels and practices, the Committee reviews pay levels and policies of the Company’s primary comparator group, which is comprised of certain mining, metal/chemical processing and environmental product companies.

      Base Salary. Base salaries for new executive officers are determined by individual experience and performance, as well as planned responsibilities within the Company. The Committee’s policy is to align executive officers’ base salaries at or somewhat above the median for the Company’s comparator group. Adjustments to base salary are made annually based on individual performance and when substantive changes occur in the responsibilities of an executive officer. Base salaries are generally reviewed by the Committee in January of each year.

      Short-term Incentive Compensation. Executives may be eligible for participation in the annual incentive plan at the Committee’s discretion. Annual incentives are based upon a quantitative formula, although the Committee maintains discretion to recommend increases or decreases in these amounts. Each executive officer’s has a target annual incentive expressed as a percentage of their base salary. Maximum payouts are capped at two times the executive’s target opportunity. During 2003, performance measures included both safety and financial targets. Annual target incentive opportunities are set each year relative to the annual business plan and a comparator group median and vary with each executive officer’s position within the Company. For 2003, the CEO’s target annual incentive was 50%, while target incentives ranged from 40% to 30% for the other named executive officers.

      Long-term Incentive Compensation. The Company may provide additional incentives to executives through discretionary grants of stock options or restricted stock under the Company’s stock incentive plans. These awards may be made to executive officers, employees, non-employee directors and consultants of the Company. Stock options are the primary component of long-term remuneration within the total compensation package, generally comprising up to 2/3’s of the recipients’ total equity award. Options generally have a ten-year term, vest in 3 equal annual installments and carry an exercise price equal to the fair market value of the stock on the grant date. Restricted stock may also be used to provide both performance incentives and retention. Accordingly, restricted stock grants typically cliff-vest over periods of three years or longer, though grants can be designed to vest earlier upon achievement of specific performance objectives.

      Norilsk Nickel Transaction. In connection with the closing of the Norilsk Nickel transaction in June 23, 2003, the restrictions on certain performance accelerated restricted stock awards held by the Company’s executives lapsed. In addition, certain company executives received cash transaction bonuses relating to their efforts in completing the Norilsk Nickel transaction, including Francis R. McAllister, who received $250,000.

      Chairman and Chief Executive Officer’s 2002 Compensation. Francis R. McAllister’s base salary of $500,000 for 2003 was unchanged from 2002. This positions him at approximately the median level of the comparator group. In addition, during 2003, Francis R. McAllister received an annual performance incentive payment of $195,000, or roughly 40% of his base salary, based upon the Committee’s view of his and the Company’s performance during the period. Francis R. McAllister did not receive any equity awards during 2003.

      Section 162(m). Under Section 162(m) of the Code, federal income tax deductions of publicly traded companies may be limited to the extent total compensation (including base salary, annual incentive, restricted stock awards, stock options exercises, and non-qualified benefits) for certain executive officers exceeds $1 million in any one year. Any gain realized by an executive officer upon the exercise of a stock option granted under the 1998 Plan (or any other shareholder approved plan) should be exempt from such limit. Accordingly, the Committee believes it is likely that no executive will be paid compensation that exceeds the limitations imposed by Section 162(m) anytime in the near future. However, the Committee intends to take into account any potential cost to the Company of exceeding such limitation in the future administration of the Company’s compensation programs.

Craig L. Fuller, Chairman
Patrick M. James
Steven S. Lucas
Jack E. Thompson

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Crowley, Haughey, Hanson, Toole & Dietrich PLLP (“Crowley”), a law firm in which Joseph P. Mazurek, a member of our Board, is a partner, provided legal services to us during 2003. Hogan & Hartson L.L.P., a law firm in which Todd D. Schafer, a member of our Board, is a partner, provided legal services to Norilsk Nickel during 2003. The Honorable Donald W. Riegle, Jr., a member of our Board, is the Chairman of Government Relations at APCO Worldwide, Inc., a public affairs communications company which provided services to Norilsk Nickel and the Company during 2003.

      Except as provided above under the heading “Executive Compensation and Other Information — Employment Agreements,” since January 1, 2003, there has not been at any time any relationship or related transaction which the Company would be required to disclose under Item 404 of Regulation S-K.

PERFORMANCE GRAPH

      The following graph compares the yearly percentage change in the Company’s cumulative total stockholder return on Common Stock, with the cumulative total return on the following indices, assuming an initial investment of $100 on December 31, 1998 and the reinvestment of all dividends: (i) the NYSE Composite, (ii) the Peer Group and (iii) the Russell 2000. The performance shown is not necessarily indicative of future performance.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG STILLWATER MINING COMPANY, THE RUSSELL 2000 INDEX
THE NYSE COMPOSITE INDEX AND A PEER GROUP

*	$100 invested on 12/31/98 in stock or index including reinvestment of dividends. Fiscal year ending December 31.

Cumulative Total Return

	12/98	12/99	12/00	12/01	12/02	12/03

Stillwater Mining Company	100	119.53	147.56	69.37	47.56	35.89
NYSE Composite	100	109.15	110.25	98.99	79.37	—
Peer Group	100	195.02	283.80	245.53	263.44	342.48
Russell 2000	100	121.26	117.59	120.52	95.83	141.11

      We have elected to transition away from the NYSE Composite index and use the Russell 2000 index as our broad market index comparison. Such transition resulted from the reintroduction of the NYSE Composite index on January 9, 2003, using a new methodology and recalculated base value. No historical data exists for the new NYSE Composite index on which we can base a comparison of the Company and its competitors. As a result, we believe that the Russell 2000 index more accurately represents the Company and its competitors. The custom peer group includes Stillwater Mining Company, North American Palladium Ltd., Aquarius Platinum Limited, Anglo American Platinum Corporation Limited, Impala Platinum Holdings Limited, and Lonmin PLC.

      Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings made under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate this proxy statement or future filings made by the Company under those statutes, neither the preceding stock performance graph nor the Compensation Committee Report is to be incorporated by reference into any such prior filings, nor shall such graph or report be incorporated by reference into any future filings made by the Company under those statutes.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD

      The company’s Audit Committee is comprised of three independent members. The Audit Committee reviews the accounting principles and procedures of the company and its annual financial reports and statements, recommends to the Board of Directors the engagement of the company’s independent accountants, reviews with the independent accountants the plans and results of the auditing engagement and considers the independence of the company’s auditors.

      The main function of the Audit Committee is to ensure that effective accounting policies are implemented and that internal controls are put in place in order to deter fraud, anticipate financial risks and promote accurate, high quality and timely disclosure of financial and other material information to the public markets, the Board and the stockholders. The Audit Committee also reviews and recommends to the Board the approval of the annual financial statements and provides a forum, independent of management, where the company’s auditors can communicate any issues of concern. The independent members of the Audit Committee believe that the present composition of the Committee accomplishes all of the necessary goals and functions of an audit committee as recommended by the Blue Ribbon Committee on Improving the Effectiveness of Corporate Audit Committees and adopted by the U.S. stock exchanges and the Securities & Exchange Commission. The Audit Committee has adopted a formal, written charter approved by the full Board of Directors of the company. The charter specifies the scope of the Audit Committee’s responsibilities and how it should carry out those responsibilities. The Audit Committee has reviewed and discussed the audited consolidated financial statements of the company for the fiscal year ended December 31, 2003, with the company’s management. The Audit Committee has discussed with KPMG LLP, the company’s independent public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) as amended by SAS No. 90 (Audit Committee Communications). The Audit Committee has also received the written disclosures from KPMG LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees), has considered whether the provision of non-audit services provided by KPMG LLP to the company is compatible with maintaining KPMG LLP’s independence and has discussed the independence of KPMG LLP with that firm.

      In reliance on the reviews and discussions referred to above, and subject to the limitations on the role and responsibilities of the committee set forth in its charter, based on the review of the company’s financial statements, accounting system and its accounting policies and procedures and discussions with the company’s auditors for the fiscal year ended December 31, 2003, the Audit Committee recommended to the Board of Directors that the consolidated financial statements for the fiscal year ended December 31, 2003 be included in the company’s Annual Report on Form 10-K.

Sheryl K. Pressler, Chairwoman
Craig L. Fuller
Patrick M. James

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT

      The following table includes information available to the Company as of March 22, 2004 concerning the beneficial ownership of Common Stock by: (i) stockholders known to the Company to beneficially own more than 5% of the Common Stock; (ii) each person that in the past fiscal year was a director or executive officer of the Company; and (iii) all directors and executive officers of the Company as a group. Unless otherwise indicated, all beneficial owners have sole voting and investment power over the shares held.

	Total	Percent
Name of Beneficial Owner	Amount	of Class

MMC Norilsk Nickel(1)	49,813,222	55.4%
FMR Corp.(2)	4,504,350	5%
Ackerman, Terrell I.(3)	35,020	*
Fuller, Craig L.(4)	10,000	*
James, Patrick M.(5)	20,000	*
Lang, Stephen A.(6)	458	*
Lucas, Steven S.(7)	10,000	*
Mazurek, Joseph P.(8)	15,000	*
McAllister, Francis R.(9)	298,019	*
Pressler, Sheryl K.(10)	10,000	*
Riegle, Jr., Donald W.(11)	10,000	*
Schafer, Todd D.(12)	10,000	*
Stark, John R.(13)	60,815	*
Thompson, Jack E.(14)	10,000	*
Wing, Gregory A	0	*
All directors and executive officers as a group	489,312	*

*	Indicates ownership of less than 1%.

(1)	Information is based on the Schedule 13D/ A filed by Norilsk Nickel with the SEC on September 4, 2003 by Norimet, NN Metal Holdings SA, Norilsk Holding SA, Norilsk Nickel, Vladimir O. Potanin and Mikhail D. Prokhorov. The shares set forth are held directly by Norimet. Each of such other persons and entities, through its ownership and/or control of Norimet, may be deemed to be the beneficial owner of the shares. The address of Norilsk Nickel is Usadba Center, 22, Voznesensky per., Moscow, Russia 103009.

(2)	Information is based on the Schedule 13G filed by FMR Corp. with the SEC on February 17, 2004. The shares set forth are held directly by FMR Corp. The address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts, 02109.

(3)	Includes 28,563 shares issuable upon exercise of vested options and 3,024 shares in his 401(k) plan.

(4)	Includes 10,000 shares issuable upon exercise of vested options.

(5)	Includes 20,000 shares issuable upon exercise of vested options.

(6)	Includes 458 shares in his 401(k) plan.

(7)	Includes 10,000 shares issuable upon exercise of vested options.

(8)	Includes 15,000 shares issuable upon exercise of vested options.

(9)	Includes 241,250 shares issuable upon exercise of vested options and 8,804 shares in his 401(k) plan.

(10)	Includes 10,000 shares issuable upon exercise of vested options.

(11)	Includes 10,000 shares issuable upon exercise of vested options.

(12)	Includes 10,000 shares issuable upon exercise of vested options.

(13)	Includes 50,583 shares issuable upon exercise of vested options and 4,957 shares in his 401(k) plan.

(14)	Includes 10,000 shares issuable upon exercise of vested options.

PROPOSAL 3:

RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

      Unless otherwise directed by the stockholders, shares represented by proxy at the meeting will be voted in favor of ratification of the appointment of KPMG LLP as the Company’s independent accountants for the year ended December 31, 2004. A representative of KPMG LLP is expected to be present at the meeting and will be given an opportunity to make a statement if so desired and to respond to appropriate questions.

      The ratification of the appointment of KPMG LLP is being submitted to the stockholders because the Board believes this to be a good corporate practice. Should the stockholders fail to ratify this appointment, the Board will review the matter.

      The affirmative vote of a majority of shares present is required for approval of Proposal 3.

      THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF PROPOSAL 3.

      Audit and Non-Audit Fees. The following table presents fees for professional attestation services rendered by KPMG LLP for the audit of the Company’s annual consolidated financial statements and reviews of the quarterly consolidated financial statements for the years ended December 31, 2002 and December 31, 2003, and all other fees billed for other professional services rendered by KPMG LLP.

	2003	2002

Audit Fees(1)	$322,159	$326,039
Audit-Related Fees	$65,945	$90,198
Tax Fees	$16,525	$129,377
All Other Fees	$0	$0

(1)	2003 audit fees include $55,850 for services provided in connection with Norilsk Nickel’s financial statements. Norilsk Nickel will reimburse the Company for such fees.

      Audit related fees principally consist of fees in connection with the audits of financial statements of employee benefit plans and accounting research on proposed transactions. Fees for tax services relate to tax research and compliance services.

      The Audit Committee of the Board considered all of the fees mentioned above and determined that such fees are compatible with maintaining KPMG LLP’s independence. For more information on the Audit Committee’s Audit and Non-Audit Services Pre-Approval Policy see “Committees — Audit Committee,” above.

      The Company provides financial information to Norilsk Nickel to facilitate preparation of Norilsk Nickel’s consolidated financial statements presented in accordance with international financial reporting standards. KPMG LLP has been engaged to report upon certain information provided by the Company to Norilsk Nickel. The Audit Committee has approved such services performed by KPMG LLP. Fees for such services are classified as audit fees.

STOCKHOLDER PROPOSALS

      The rules of the SEC permit stockholders of a company to present proposals for stockholder action in the company’s proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for stockholder action and are not properly omitted by company action in accordance with the proxy rules. The Company’s annual meeting of stockholders following the end of fiscal 2004 is expected to be held on or before April 30, 2005, and proxy materials in connection with that meeting are expected to be mailed on or before April 1, 2005. Stockholder proposals prepared in accordance with the proxy rules must be received by the Company on or before December 2, 2004.

GENERAL

      The Board knows of no matters other than the foregoing to be brought before the meeting. The enclosed proxy, however, gives discretionary authority in the event that any additional matters should be presented.

By Order of the Board,

John R. Stark
Corporate Secretary

STILLWATER MINING COMPANY

PROXY SOLICITED ON BEHALF OF THE BOARD FOR

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 29, 2004.

      The undersigned hereby appoints Francis R. McAllister and John R. Stark as proxies with full power of substitution to vote all shares of stock of Stillwater Mining Company of record in the name of the undersigned at the close of business on March 22, 2004 at the Annual Meeting of Stockholders to be held on April 29, 2004 at 2:00 p.m. (Mountain Daylight Time) at the Holiday Inn Grand Montana, Stillwater Room in Grand Ballroom area, 5500 Midland Road, Billings, Montana 59101 or at any postponements or adjournments, hereby revoking all former proxies.

      IMPORTANT — THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED ON PROPOSALS 1 THROUGH 3 IN ACCORDANCE WITH THE SPECIFICATION MADE AND “FOR” SUCH PROPOSALS IF THERE IS NO SPECIFICATION.

(Continued and to be voted on reverse side.)

Annual Meeting Proxy Card — Common

A. Election of Directors

1.	The Board of Directors recommends a vote FOR the nine directors listed below to the Company’s Board of Directors:

	For	Withhold		For	Withhold		For	Withhold

01–Craig L. Fuller			04-Joseph P. Mazurek			07-Donald W. Riegle

02–Patrick M. James			05-Francis R. McAllister			08-Todd D. Schafer

03–Steven S. Lucas			06-Sheryl K. Pressler			09-Jack E. Thompson

B. Issues

The Board of Directors recommends a vote FOR the following proposals.

		For	Against	Abstain

2.	To adopt and approve the Company’s 2004 Equity Incentive Plan
3.	To ratify the appointment of KPMG LLP as the Company’s independent accountants for 2004

C.	Authorized Signatures – Sign Here – This section must be completed for your instructions to be executed.

NOTE: PLEASE SIGN NAME(S), EXACTLY AS SHOWN ABOVE. WHEN SIGNING AS
EXECUTOR, ADMINISTRATOR OR GUARDIAN, GIVE FULL TITLE AS SUCH. WHEN SHARES
HAVE BEEN ISSUED IN THE NAMES OF TWO OR MORE PERSONS, ALL SHOULD SIGN.

Signature 1:

Signature 2:

Date (mm/dd/yy):

EXHIBIT A

STILLWATER MINING COMPANY

2004 EQUITY INCENTIVE PLAN

      SECTION 1. Purposes. The purposes of this Stillwater Mining Company 2004 Equity Incentive Plan, as may be amended from time to time (the “Plan”), are to promote the interests of Stillwater Mining Company and its stockholders by (i) attracting and retaining personnel, including executive and other key employees, consultants, and directors of the Company and its Affiliates, as defined below, (ii) motivating such employees by means of performance-related incentives to achieve longer-range performance goals, and (iii) enabling such employees, consultants and directors to participate in the long-term growth and financial success of the Company.

      SECTION 2. Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

      “Affiliate” shall mean (i) any entity that, directly or indirectly, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee.

      “Alternative Award” shall mean an Award granted in tandem with, either at the same or a later time as, another Award having substantially similar economic characteristics, the exercise of which would result in the cancellation of such other Award.

      “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, or Other Stock-Based Award.

      “Award Agreement” shall mean any written agreement, contract, or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.

      “Board” shall mean the Board of Directors of the Company.

      “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

      “Committee” shall mean (i) the Board, or (ii) a Committee of the Board designated by the Board to administer the Plan and composed of not less than the minimum number of Persons from time to time required by Rule 16b-3, each of whom, to the extent necessary to comply with 16b-3 only, is a “Non-Employee Director” within the meaning of Rule 16b-3(b)(3)(i).

      “Company” shall mean Stillwater Mining Company, together with any successor thereto.

      “Consultant” shall mean any Person who is engaged by the Company or any Affiliate to render consulting or advisory services as an independent contractor and is compensated for such services.

      “Employee” shall mean any employee of the Company or of any Affiliate.

      “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

      “Fair Market Value” shall mean the fair market value of the property or other item being valued, as determined by the Committee acting in good faith.

      “Incentive Stock Option” shall mean an Option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

      “Non-Employee Director” (i) shall have the meaning set forth in Rule 16b-3(b)(3)(i) of the Exchange Act, or any successor provision thereto, for purposes of the definition of “Committee” set forth in the Plan, and (ii) shall mean a director who is not an Employee of the Company for all other purposes, including, but not limited to, Section 6(a)(iv) of the Plan.

      “Non-Qualified Stock Option” shall mean an Option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

      “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

      “Other Stock-Based Award” shall mean any right granted under Section 6(d) of the Plan.

      “Participant” shall mean any Employee, Non-Employee Director or Consultant selected by the Committee to receive an Award under the Plan.

      “Person” shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

      “Restricted Period” shall mean the period of time selected by the Committee (as may be amended by the Committee from time to time) during which a grant of Restricted Stock may be forfeited to the Company.

      “Restricted Stock” shall mean any Share granted under Section 6(c) of the Plan.

      “Rule 16b-3” shall mean Rule 16b-3 as promulgated by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

      “SEC” shall mean the Securities and Exchange Commission, or any successor thereto and shall include the staff thereof.

      “Shares” shall mean the common shares of the Company, $0.01 par value, or, following an adjustment under Section 4(c) of the Plan, such other securities or property as may become subject to Awards in substitution for such common shares pursuant to such adjustment.

      “Stock Appreciation Right” shall mean any right granted under Section 6(b) of the Plan.

      SECTION 3. Administration.

      (a) Authority of Committee. The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to eligible Participants; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or cancelled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, cancelled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances cash, shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

      (b) Determinations Under the Plan. Unless otherwise expressly provided in the Plan all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, any shareholder and any Employee.

      SECTION 4. Shares Available For Awards.

      (a) Shares Available. Subject to adjustment as provided in Section 4(c), the number of Shares with respect to which Awards may be granted under the Plan shall be 5,250,000. If, after the effective date of the Plan (as described in Section 9), any Shares covered by an Award granted under the Plan, or to which such an Award relates, are forfeited, or if an Award otherwise terminates or is cancelled without the delivery of Shares or of other consideration, then the Shares covered by such Award, or to which such Award relates, or the number of Shares otherwise counted against the aggregate number of Shares with respect to which Awards may be granted, to the extent of any such forfeiture, termination or cancellation, shall again be, or shall become, to the extent permissible under Rule 16b-3, Shares with respect to which Awards may be granted.

      (b) Annual Limit on Awards to an Individual. Subject to adjustment as provided in Section 4(c), the number of Shares subject to Awards that are granted to any one individual in a single calendar year may not exceed 250,000.

      (c) For Incentive Stock Options granted under the Plan, the aggregate Fair Market Value (determined as of the date of grant) of the number of whole Shares with respect to which Incentive Stock Options are exercisable for the first time during any calendar year under all plans of the Company shall not exceed $100,000, or such other amount as determined under Section 422 of the Code.

      (d) Adjustments. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number of Shares or the kind of equity securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, both in the aggregate and in one calendar year to an individual, (ii) the number of Shares or the kind of equity securities of the Company (or number and kind of other securities or property) subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, in each case, that with respect to Awards of Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Plan or the Awards of Incentive Stock Options to fail to comply with Section 422 of the Code, as from time to time amended and provided further, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

      (e) Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasure Shares.

      SECTION 5. Eligibility. Employees, Non-Employee Directors and Consultants of the Company or any Affiliate shall be eligible to be designated as Participants.

      SECTION 6. Awards.

      (a) Options.

(i) Grant. Subject to the provisions of the Plan, the Committee shall have authority to determine the Participants to whom options shall be granted, the number of Shares to be covered by each Option, the option price therefore and the conditions and limitations applicable to the exercise of the Option. The Committee shall have the authority to grant Incentive Stock Options, or to grant Non-Qualified Stock Options, or to grant both types of options; provided, however, that Incentive Stock Options may only be granted to Employees. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to, and comply with, the requirements of Section 422 of the Code, as from time to time amended. Any Option or a portion thereof that is designated as an Incentive Stock Option that for any reason fails to meet the requirements of an Incentive Stock Option shall be treated hereunder as a Non-Qualified Stock Option.

(ii) Exercise Price. The Committee shall establish the exercise price at the time each Option is granted, which price, except in the case of Options that are Alternative Awards and subject to Section 6(e)(viii), shall not be less than 100% of the per share Fair Market Value of the Shares on the date of grant. If an Employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company and an Incentive Stock Option is granted to such Employee, the option price shall be no less than 110% of the Fair Market Value of the Shares on the date of grant.

(iii) Exercise. Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may specify in the applicable Award Agreement or thereafter. The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of Federal or state securities laws, as it may deem necessary or advisable.

      (b) Stock Appreciation Rights.

(i) Grant. Subject to the provisions of the Plan, the Committee shall have authority to determine the Participants to whom Stock Appreciation Rights shall be granted, the number of Shares to be covered by each Stock Appreciation Right Award, the grant price thereof and the conditions and limitations applicable to the exercise thereof. A Stock Appreciation Right maybe granted in tandem with another Award, in addition to another Award, or freestanding and unrelated to another Award. A stock Appreciation Right granted in tandem with or in Addition to another Award may be granted either at the same time as such other Award or at a later time. A Stock Appreciation Right shall not be exercisable earlier than six months after grant, unless other wise determined by the Committee, and except for a Stock Appreciation Right which is an Alternative Award and subject to Section 6(e)(viii), shall have a per share grant price of not less than 100% of the per share Fair Market Value of the Shares on the date of grant.

(ii) Exercise and Payment. A Stock Appreciation Right shall entitle the Participant to receive with respect to each Share covered by such Stock Appreciation Right an amount equal to the excess of the Fair Market Value of a Share on the date of exercise of the Stock Appreciation Right over the per share grant price thereof, provided that the Committee may, for administrative convenience, determine that the exercise of any Stock Appreciation Right, which is not related to an Incentive Stock Option and which can only be exercised for cash during limited periods of time in order to satisfy the conditions of certain rules of the SEC, shall be deemed to occur for all purposes hereunder on the day during such limited period on which the Fair Market Value of the Shares is the highest. Any such determination by the Committee may be changed by the Committee from time to time and may govern the exercise of Stock Appreciation Rights granted prior to such determination as well as Stock Appreciation Rights thereafter granted.

(iii) Other Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine, at or after the grant of a Stock Appreciation Right, the term, methods of exercise, methods and form of settlement, and any other terms and conditions of any Stock Appreciation Right. Any such determination by the Committee may be changed by the Committee from time to time and may govern the exercise of Stock Appreciation Rights granted or exercised prior to such determination as well as Stock Appreciation Rights granted or exercised thereafter. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it shall deem appropriate.

      (c) Restricted Stock.

(i) Grant. Subject to the provisions of the Plan, the Committee shall have authority to determine the Participants to whom Restricted Stock shall be granted, to each such Participant, the duration of the Restricted Period during which, and the conditions under which, the Restricted Stock may be forfeited to the Company, and the other terms and conditions of such Awards. Unless otherwise determined by the Committee, Restricted Stock Awards shall provide for the payment of dividends. Dividends paid on Restricted Stock may be paid directly to the Participant and may be subject to risk of forfeiture and/or transfer restrictions during any period established by the Committee, or may be reinvested in additional Shares of Restricted Stock all as determined by the Committee in its discretion.

(ii) Transfer Restrictions. During the Restricted Period, Restricted Stock will be subject to the limitations on transfer as provided in Section 8(g)(iii).

      (d) Other Stock-Based Awards. The Committee shall have authority to determine the Participants who shall receive an “Other Stock-Based Award,” which shall consist of a right (i) which is other than an Award or right described in Section 6(a), (b), or (c) above and (ii) which is denominated or payable in, valued in whole or in part or by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), deemed by the Committee to be consistent with the purposes of the Plan; provided, that any such right must comply, to the extent deemed desirable by the Committee, with Rule 16b-3. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of any such other Stock-Based Award. Except in the case of an Other Stock-Based Award that is an Alternate Award and subject to Section 6(e)(viii), the price at which securities may be purchased pursuant to any Other Stock-Based Award granted under this Plan, or the provision, if any, of any such Award that is analogous to the purchase or exercise price, shall not be less than 100% of the Fair Market Value of the security to which such Award relates on the date of the grant.

      (e) General.

(i) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan. Awards granted in addition to, or in tandem with, other Awards may be granted either at the same time as, or at a different time from, the grant of such other Awards.

(ii) Forms of Payment by Company Under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine, including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee.

(iii) Limits on Transfer of Awards. Awards (other than Incentive Stock Options) shall be transferable to the extent provided in any Award Agreement. Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred or disposed if in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant; provided, however, that the Participant may designate a beneficiary of the Participant’s Incentive Stock Option in the event of the Participant’s death on a beneficiary designation form provide by the Company.

(iv) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided, that in no event shall the term of any Incentive Stock Option exceed a period of ten years from the date of its grant.

(v) Share Certificates. All certificates for Shares or other securities of the Company or any Affiliate delivered under the Plan pursuant to any Award, or the exercise thereof, shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. The Committee may require that, during the Restricted Period, a certificate for Shares of Restricted Stock registered in the name of a Participant shall be deposited by such Participant, together with a stock power endorsed in blank, with the Company.

(vi) Consideration for Grants. Awards may be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

(vii) Delivery of Shares or Other Securities and Payment by Participant of Consideration. No Shares or other securities shall be delivered pursuant to any Award until payment in full or any amount required to be paid pursuant to the Plan or the applicable Award Agreement is, or is arranged to be, received by the Company. Such payment may be made by such method or methods and in such form or forms as the Committee shall determine, including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof; provided that the combined value, as determined by the Committee, of all cash and cash equivalents and the Fair Market Value of any such Shares or other property so tendered, or arranged to be tendered, to the Company, as of the date of such tender, is at least equal to the full amount required to be paid pursuant to the Plan or the applicable Award Agreement to the Company.

(viii) Prohibition on Repricing. Notwithstanding any other provision of this Plan, in no event may the exercise price under any stock option be reduced, other than pursuant to an adjustment contemplated in Section 4(c), after it is granted, either directly or by cancellation of an outstanding option in return for a newly granted option or other Award (including an Alternative Award) that has the effect of lowering the exercise price of the option.

      SECTION 7. Amendment And Termination. Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

      (a) Amendments to the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan at any time without the consent of any shareholder, Participant, other holder or beneficiary of an Award, or other Person; provided that notwithstanding any other provision of the Plan or any Award agreement, no such amendment, alteration, suspension, discontinuation, or termination shall be made without shareholder approval if such approval is necessary to comply with, or to obtain exemptive relief under, any tax or regulatory requirement that the Board deems desirable to comply with, or obtain exemptive relief under, including for these purposes any approval requirement which is a prerequisite for exemptive relief from Section 16(b) of the Exchange Act. Notwithstanding anything to the contrary herein, the Committee may amend the Plan in such a manner as may be necessary so as to have the Plan conform with local rules and regulations in any jurisdiction outside the United States.

      (b) Amendments to Awards. The Committee may waive any conditions or rights under, amend any terms of, or accelerate or alter, any Award theretofore granted, prospectively or retroactively, without the consent of any relevant Participant or holder or beneficiary of an Award, provided that such action does not (i) materially impair the rights of any Participant or holder or beneficiary of an Award without such person’s consent, or (ii) result in a decrease in the Fair Market Value of an Award without such Participant’s or holder’s or beneficiary’s consent.

      (c) Adjustments of Awards Upon Certain Acquisitions. In the event the Company or any Affiliate shall assume outstanding Awards or the right or obligation to make future Awards in connection with the acquisition of another business or another corporation or business entity, the Committee may make such adjustments, not inconsistent with the terms of the Plan, in the terms of Awards as it shall deem appropriate in order to achieve reasonable comparability or an equitable relationship between the assumed Awards and the Awards as so adjusted.

      (d) Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(c) hereof) affecting the Company, an Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

      (e) Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award or Award Agreement in the manner and to the extent it shall deem desirable to carry the Plan into effect.

      (f) Cancellation. Any provision of this Plan or any Award Agreement other than Section 6(e)(viii) hereof to the contrary notwithstanding, the Committee may cause any Award granted hereunder to be cancelled in consideration of a cash payment or alternative award (equal to the Fair Market Value of the Award to be cancelled) made to the holder of such cancelled Award.

      SECTION 8. General Provisions.

      (a) No Rights to Awards. No Employee, Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Employees, Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards need not be the same with respect to each recipient.

      (b) Delegation. Subject to the terms of the Plan and applicable law, the Committee may delegate to one or more officers or managers of the Company or any Affiliate, or to a Committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to, or to cancel, modify or waive rights with respect to, or to alter, discontinue, suspend, or terminate Awards held by, Employees who are not officers or directors of the Company for purposes of Section 16 of the Exchange Act, or any successor section thereto, or who are otherwise not subject to such section.

      (c) Withholding. A participant may be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant, the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as any be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. In the case of payments of Awards in the form of Shares, at the Committee’s discretion the Participant may be required to pay to the Employer the amount of any taxes required to be withheld with respect to such Shares or, in lieu thereof, the Employer shall have the right to retain (or the Participant may be offered the opportunity to elect to tender) the number of Shares whose Fair Market Value equals the amount required to be withheld. The Committee may provide for additional cash payments to holders of Awards to defray or offset any tax arising from the grant, vesting, exercise or payments of any Award. In the discretion of the Committee, and subject to applicable law, the Company may offer loans to Participants to satisfy withholding requirements on such terms as the Committee may determine, which terms may in the discretion of the Committee be non-interest bearing.

      (d) Award Agreements. Each Award hereunder shall be evidenced by an Award Agreement, which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto, including but not limited to the effect on such Award of the death, retirement or other termination of employment or service of a Participant and the effect, if any, of a change in control of the Company.

      (e) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements, which may (but need not) provide for the grant of options, restricted stock and other types of security-based awards provided for hereunder (subject to shareholder approval if such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

      (f) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, except to the extent expressly provided otherwise in the Plan or in any Award Agreement.

      (g) No Rights as Stockholder. Subject to the provisions of the applicable Award Agreement, no Participant or holder or beneficiary of any Award shall have any rights as a stockholder with respect to any Shares to be distributed under the Plan until he or she has become the holder of such Shares. Notwithstanding the foregoing, in connection with each grant of Restricted Stock hereunder, the applicable Award shall specify if, and to what extent, the Participant shall not be entitled to the rights of a stockholder in respect of such Restricted Stock.

      (h) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware and applicable Federal law.

      (i) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

      (j) Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee has determined that any such offer, if made, would be in compliance with all applicable requirements of Federal securities laws.

      (k) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

      (l) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be cancelled, terminated, or otherwise eliminated.

      (m) Headings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

      SECTION 9. Effective Date Of The Plan. The Plan shall be effective as of the date of its approval by the shareholders of the Company.

      SECTION 10. Term Of The Plan. No Award shall be granted under the Plan after the tenth anniversary of the effective date of the Plan. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, and Award theretofore granted may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under any such Award shall, extend beyond such date.

EXHIBIT B

STILLWATER MINING COMPANY

AUDIT COMMITTEE CHARTER

Overview and Purpose

The Audit Committee (the “Committee”) is a committee of the Board of Directors (the “Board”) and shall be appointed by the Board.

The Committee’s purposes are to assist the Board in oversight of

•	the integrity of the Company’s financial statements,

•	the Company’s compliance with legal and regulatory requirements,

•	the independent auditor’s qualifications and independence, and

•	the performance of the Company’s internal audit function and independent auditors,

and to prepare an audit committee report required by the Securities and Exchange Commission (“SEC”) to be included in the Company’s annual proxy statement.

Membership

The Committee shall be composed of at least three (3) members of the Board who shall be selected by the Board, each to serve a one (1) year renewable term expiring on the date of the annual meeting or upon appointment of their successors. Each Committee member shall be independent of management of the Company, free of any relationship that would, in the opinion of the Board, interfere with the exercise of independent judgment as a Committee member, and each shall at a minimum meet the independence requirements for audit committee members as set forth in the Rules of the New York Stock Exchange and other applicable requirements for audit committee membership imposed by the Securities Exchange Act of 1934 and regulations thereunder. The Chair of the Committee will be appointed by the Board of Directors.

The background of Committee members is to be compatible with the duties of the Committee. Each member of the Committee must be financially literate or must become financially literate within a reasonable period of time. The Board shall determine the qualifications of Committee members in the exercise of its business judgment.

Committee members shall meet the requirements of regulatory agencies and the Company’s Corporate Governance Guidelines.

In the event that a Committee member serves on the audit committee of more than three public companies, the Board must determine whether such simultaneous service impairs the ability to serve effectively on the Committee.

Meetings

The Committee shall meet at least four (4) times per year and at such other times as it deems necessary to fulfill its responsibilities.

Meetings may be called by the Committee Chair or by a majority of the Committee members.

A quorum for the transaction of business at any meeting of the Committee shall consist of a majority of the members, and the act of a majority of the Committee members present at any meeting at which a quorum is present shall be the act of the Committee.

Meetings shall be chaired by the Committee Chair or, in the Chair’s absence, by a member chosen by the Committee from among themselves.

Notices of meetings, agendas and related materials shall be provided to the Committee members no later than the day prior to the meeting. However, it should be a standard practice to deliver the agenda and materials for consideration to the Committee members at least five (5) working days prior to the meeting except in unusual circumstances.

The Committee will have full access to the Company’s books and records.

Meetings may be conducted with members physically present, or present by telephone or other communication facilities that permit all persons participating in the meeting to hear or communicate with each other, and such participation shall constitute presence in person at such meeting.

Attendance by invitation at all or a portion of Committee meetings is determined by the Committee and may include the Chief Financial Officer, representatives of the independent auditors, and such other officers, support staff or others as may be deemed appropriate.

A resolution consented to in writing (whether by document, e-mail, or other similar means) and signed by all Committee members who would be entitled to vote on that resolution at a meeting of the Committee shall be of the same effect as one passed at a Committee meeting.

Minutes shall be kept of all meetings of the Committee.

Duties and Responsibilities

As to the Independent Auditors:

      To appoint (subject to shareholder ratification) and retain the Company’s independent auditors and to compensate, evaluate, and, if appropriate, terminate said auditors at its discretion. The independent auditors shall report directly to the Committee.

      To discuss and review with the independent auditors the overall scope, responsibilities, plans, budget, and staffing of the audit, approve audit engagement fees and terms, and pre-approve non-audit services to be provided by the independent auditors.

      To at least annually obtain and review a report by the independent auditor describing: the audit firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (to assess the auditor’s independence) all relationships between the independent auditor and the Company.

      To evaluate the independent auditor’s qualifications, performance and independence and that of the lead partner of the independent auditor.

      To obtain competitive bids for the independent audit engagement no less frequently than every five years.

      To ensure rotation of the independent auditor’s audit partners as required by law, and set policies about the Company’s hiring of current or former employees of the independent auditor.

      To review with management and the independent auditors reports from the independent auditors with respect to the critical accounting policies and practices of the Company, all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors and other material written communications between the independent auditors and management such as any management letter or schedule of unadjusted differences.

      To review with management and the independent auditors the Company’s annual and quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

      To meet with the independent auditors without management present to review with the independent auditor any audit problems or difficulties, including any restrictions on the scope of the independent auditor’s activities or on access to requested information and any significant disagreements with management, and review with the independent auditor management’s response to audit problems or difficulties.

      To resolve any disagreements between management and the independent auditors regarding financial reporting.

As to Other Financial and Accounting Matters:

      To review any major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and current accounting trends and developments.

      To review any analyses prepared by management or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements.

      To review the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

      To review the type and presentation of information to be included in the earnings press releases (including any use of “pro forma,” or “adjusted” non-GAAP, information), and discuss the Company’s press releases and any financial information and earnings guidance provided to analysts and rating agencies.

      To review and recommend to the Board of Directors for approval and inclusion in the annual report on Form 10-K the annual audited financial statements.

As to the Internal Audit Function:

      To annually review and evaluate the internal audit function, including its staffing and performance, and make a determination of whether the internal auditor is independent of those functions being audited, and to review and evaluate the appropriateness of the internal audit plans for the year, including its scope, planning, and staffing.

      To meet separately with the internal auditor to discuss any matters that the Committee believes should be discussed privately.

As to Internal Controls and Certifications:

      To consider and review with management and the independent auditors the adequacy and effectiveness of the Company’s system of internal controls, disclosure controls and computerized information systems controls and security (including any significant issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies), and to recommend to management changes or improvements thereto.

      To consider and review with management and the independent auditors the Company’s internal control report under the SEC rules implementing section 404 of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) for inclusion in the Company’s annual report.

      To review the reports of the Chief Executive Officer and Chief Financial Officer required by section 302 of Sarbanes-Oxley, the certification required by section 302 and 906 of Sarbanes-Oxley and the management report and attestation of the independent auditors required by section 404 of Sarbanes-Oxley.

As to Other Matters:

      To inquire of, review with management and the independent auditors, and discuss the Company’s guidelines and policies with respect to risk assessment and risk management, any significant financial risk exposures, and the steps management has taken to monitor and control such exposures.

      To establish and maintain procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and for the confidential, anonymous submission by employees of concerns regarding accounting or auditing matters.

      To ensure that the full Board of Directors annually reviews the proven and probable reserve calculations.

      To meet separately with management to discuss any matters that the Committee believes should be discussed privately.

      To report regularly to the Board and review with the Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditors, or the performance of the internal auditors.

      To ensure that the independent auditors, internal auditors, and management have coordinated their audit efforts to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

Other

In fulfilling its duties the Committee may obtain advice and assistance from independent advisors, including legal and accounting advisors, as it deems necessary, and it has the authority to retain and compensate such advisors at its discretion without Board approval.

The Committee shall review annually the adequacy of the Audit Committee Charter and request Board approval for any changes it recommends.

The Committee shall annually undertake and review with the Board a performance evaluation of the Committee.

The Committee shall perform such other functions consistent with law as assigned by the Board and consider any other matters that in the opinion of the Committee, or at the request of the Board, would assist the Directors in meeting their responsibilities.

The Company shall provide appropriate funding (as determined by the Committee) for the payment of compensation to the independent auditors and the Committee’s legal and accounting advisers, as well as the administrative expenses of the Committee that are necessary and appropriate in carrying out its duties.

*******

While the members of the Committee have the duties and responsibilities set forth in this Charter, nothing contained in this Charter is intended to create, or should be construed as creating, any responsibility or liability of members of the Committee, except to the extent otherwise provided under applicable federal or state law.

B-4